UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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FIRST MID-ILLINOIS BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement; if other than the Registrant)

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March 14, 2017
Dear Fellow Stockholder:

On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 4:00 p.m. on April 26, 2017, in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois.

Pursuant to the Securities and Exchange Commission’s “notice and access” rules, on or about March 14, 2017, you received in the mail our Notice of Internet Availability of Proxy Materials (the “Notice”), which provided you with instructions on how to access this Proxy Statement via an Internet website, the Company's 2016 annual report to stockholders and the Company’s Annual Report on Form 10-K for the recently completed fiscal year.  Details regarding the business to be conducted at the meeting are described in the Notice and in this Proxy Statement.

At the meeting, we will report on Company operations and the outlook for the year ahead.  Directors and officers of the Company, as well as a representative of BKD, LLP, the Company's independent auditors, will be present to respond to any appropriate questions stockholders may have.

The 2017 annual meeting of stockholders is being held for the following purposes:

1.  To elect Steven L. Grissom, Gary W. Melvin and Mary J. Westerhold as directors of the Company (Proposal 1);
2. To conduct an advisory vote on executive compensation (Proposal 2);
3. To conduct an advisory vote on the frequency of advisory stockholder votes on executive compensation (Proposal 3);
4. To approve the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (Proposal 4); and
5.  Such other matters as may properly come before the meeting or any adjournments thereof.

I encourage you to attend the meeting in person.  Whether or not you plan to attend the meeting, please act promptly to vote your shares.  You may vote your shares over the Internet or, if you receive or request to receive written proxy materials, by mailing, completing, signing and dating a proxy card and returning it in the accompanying postage paid envelope provided.  You may also vote your shares by telephone or by following the instructions set forth on the proxy card or Notice.  Please review the instructions for each of your voting options described in the Notice you received in the mail and in this Proxy Statement. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.  Submitting a proxy will ensure that your shares are represented at the meeting.  If you have any questions concerning these matters, please contact me at (217) 258-9520 or Aaron Holt, Manager of Shareholder Services, at (217) 258-0463.  We look forward with pleasure to seeing and visiting with you at the meeting.

               Very truly yours,

               FIRST MID-ILLINOIS BANCSHARES, INC.

               Joseph R. Dively
               Chairman, President and Chief Executive Officer
____________________________________________________________________________________________________

1421 Charleston Avenue  ·  P.O. Box 499  ·   Mattoon, IL 61938  ·  Phone: (217) 258-0493

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held April 26, 2017

First Mid-Illinois Bancshares, Inc.
1421 Charleston Avenue, P.O. Box 499
Mattoon, Illinois 61938
(217) 258-0493

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Mid-Illinois Bancshares, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders to be held in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, April 26, 2017 at 4:00 p.m. local time.  The Board of Directors would like to have all stockholders represented at the meeting. This proxy statement and the enclosed form of proxy are being made available to the stockholders beginning on or about March 14, 2017.

Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and if you receive or request to receive printed proxy materials, the proxy card. The Company's annual report to stockholders and its Annual Report on Form 10-K for the recently completed fiscal year, which includes the consolidated financial statements of the Company, have been made available with this Proxy Statement.

The Company is a diversified financial services company which serves the financial needs of central Illinois.  The Company owns all of the outstanding capital stock of First Mid-Illinois Bank & Trust, N.A., a national banking association ("First Mid Bank"); First Clover Leaf Bank, N.A., a national banking association ("First Clover Leaf Bank"); Mid-Illinois Data Services, Inc., a data processing company ("Data Services");  and The Checkley Agency, Inc. doing business as First Mid Insurance Group, an insurance agency ("Insurance Group").

Only holders of record of the Company's common stock ("Common Stock") at the close of business on March 2, 2017 (the "Record Date") will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting.  On the Record Date, the Company had 12,479,559 shares of Common Stock issued and outstanding.  In the election of directors, and for any other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote.

You may revoke your proxy at any time before it is voted.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof.  You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of the Company at 1421 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, by executing and delivering a subsequently dated proxy or by attending the annual meeting and voting in person.  Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposals described herein.

A quorum of stockholders is necessary to take action at the annual meeting.  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum.  Votes cast by proxy or in person at the meeting will be tabulated by the inspector of election appointed for the meeting and will be counted as present for purposes of determining whether a quorum is present.  The inspector of election will treat proxies received but marked as abstentions or broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present.  "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company.  Proxies are being solicited principally via the Internet and by mail.  In addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone, by fax or by special letter.  The Company may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of February 1, 2017, the number of shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (who are not also directors), each director nominee of the Company, each director, the "named executive officers" (as defined below) and all director nominees, directors and executive officers of the Company as a group. Please refer to the footnotes of the following table for details.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership (2)		Percentage of Class Outstanding (18)
Principal Stockholders:
Elizabeth L. Celio c/o SKL Investment Group, LLC 121 South 17th Street Mattoon, IL 61938	Common	805,411	(3)	6.5%

Director Nominees, Directors and Named Executive Officers:
Holly A. Bailey	Common	133,235	(4)	1.1%

Robert S. Cook	Common	23,386	(5)	*%

Joseph R. Dively	Common	69,966	(6)	*%

Steven L. Grissom 121 South 17th Street Mattoon, Illinois 61938	Common	850,953	(7)	6.8%

Gary W. Melvin 1134 CR 1650 E Sullivan, IL 61951	Common	731,193	(8)	5.9%

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership (2)		Percentage of Class Outstanding (18)
Director Nominees, Directors and Named Executive Officers (continued):
William S. Rowland	Common	78,524	(9)	*%

Ray Anthony Sparks	Common	408,398	(10)	3.3%

Mary J. Westerhold	Common	143,815	(11)	1.2%

James E. Zimmer	Common	4,749	(12)	*%

Michael L. Taylor	Common	16,806	(13)	*%

John W. Hedges	Common	31,156	(14)	*%

Eric S. McRae	Common	22,187	(15)	*%

Bradley L. Beesley	Common	6,891	(16)	*%

All director nominees, directors, named executive officers and other executive officers as a group (19 persons)	Common	2,541,736	(17)	20.3%

*    Less than 1%

(1)	Addresses are provided for those beneficial owners owning more than 5% of the Company’s Common Stock.

(2)
Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.  The information contained in this column is based upon information furnished to the Company by the persons named above.

(3)
Includes 689,476 shares held by Ms. Elizabeth Celio individually; and 115,935 shares held by The Lumpkin Family Foundation, under which Ms. Celio has shared voting and investment power, and of which beneficial ownership is disclaimed.

(4)	Consists of 133,235 shares held by Ms. Bailey individually.

(5)
Includes 14,122 shares held by Mr. Cook jointly with his spouse; 1,386 shares held for Mr. Cook under a 401(K) plan; and 1,980 shares held as custodian for Mr. Cook's children, 244 shares held for Mr. Cook's wife under an Individual Retirement Account and 5,654 shares held by TAR CO Investment LLC for which Mr. Cook has shared voting and investment power.

(6)	Includes 38,915 shares held by Mr. Dively individually; and 31,051 shares held for the account of Mr. Dively under the Company’s Deferred Compensation Plan.

(7)
Includes 42,083 shares held by Mr. Grissom individually; 27,714 shares held jointly with his spouse; and 2,577 shares held for the account of Mr. Grissom under the Company's Deferred Compensation Plan. The above amount also includes 230,912 shares held by the Richard Anthony Lumpkin 1990 Personal Income Trust for the benefit of Benjamin Iverson Lumpkin dated April 20, 1990. Mr. Grissom has shared voting and investment power over this trust. The above amount also includes 382,397 shares held by the Richard Adamson Lumpkin Trust dated February 6, 1970 for the benefit of Richard Anthony Lumpkin; 604 shares held by the Richard Adamson Lumpkin Trust dated February 5, 1976 for the benefit of Richard Anthony Lumpkin; 600 shares held by the Elizabeth L. Celio 2000 Gift Trust dated December 20, 2000 for the benefit of Emma G. Celio, 600 shares for the benefit of Claudia M. Celio and 600 shares for the benefit of Gabriela C. Celio; 24,873 shares held by the Richard Adamson Lumpkin Trust dated February 6, 1970 for the benefit of the children of Mary Lee Sparks; 605 shares held by the Richard Adamson Lumpkin Trust dated February 5, 1976 for the benefit of the children of Mary Lee Sparks; 300 shares held by the Mary Lee Sparks 1978 Trust for the benefit of John L. Sparks; 5,874 shares held by the John W. Sparks 2001 Irrevocable Trust dated July 5, 2001; 130,610 shares held by the Richard Adamson Lumpkin Trust dated February 6, 1970 for the benefit of Margaret Lumpkin Keon and 604 shares held by the Richard Adamson Lumpkin Trust dated February 5, 1976 for the benefit of Margaret Lumpkin Keon. Mr. Grissom has sole voting and investment power over these trusts. Mr. Grissom disclaims beneficial ownership of these 778,579 shares held by the foregoing trusts.

(8)
Includes 641,133 shares held by Mr. Melvin individually; 45,556 shares held jointly by Mr. Melvin and his spouse; and 44,504 shares held for the account of Mr. Melvin under the Company’s Deferred Compensation Plan.

(9)
Includes 28,834 shares held by Mr. Rowland individually; 17,921 shares held jointly by Mr. Rowland and his spouse; 19,708 shares held for the account of Mr. Rowland under an Individual Retirement Account; 3,061 shares held for the account of Mr. Rowland under the Company’s Deferred Compensation Plan; and options to purchase 9,000 shares of Common Stock.

(10)
Includes 282,858 shares held by Mr. Sparks individually; 80,113 shares held by Sparks Investment Group, LP; 18,880 shares held by the Sparks Foundation over which Mr. Sparks shares voting and investment power; 1,822 shares held by Mr. Sparks’ child, over which Mr. Sparks has shared voting and investment power; and 24,725 shares held for the account of Mr. Sparks under the Company’s Deferred Compensation Plan.

(11)
Includes 40,421 shares held by Ms. Westerhold individually; 1,960 shares held for the account of Ms. Westerhold under an Individual Retirement Account; 20,236 shares held by DMW Investments, LLC and 29,224 shares held by Technology Group, LLC over which Ms. Westerhold shares voting and investment power; and 49 shares held for the account of the spouse of Ms. Westerhold under an Individual Retirement Account, 35,471 shares held by the Jeffrey A. Westerhold Revocable Trust, 8,227 shares held by the Andrew J. Westerhold Revocable Trust and 8,227 shares held by the Madeline C. Westerhold Trust over which Ms. Westerhold shares voting and investment power.

(12)	Includes 1,700 shares held by Mr. Zimmer individually; and 3,049 shares held for the account of Mr. Zimmer under the Company's Deferred Compensation Plan.

(13)	Includes 5,735 shares held by Mr. Taylor individually; 5,571 shares held for the account of Mr. Taylor under the Company’s 401(k) Plan and options to purchase 5,500 shares of Common Stock.

(14)
Includes 11,689 shares held by Mr. Hedges individually; 1,493 shares held jointly with his spouse; 1,654 shares held for the account of Mr. Hedges under the Company’s 401(k) Plan; 8,432 shares held for the account of Mr. Hedges under the Company’s Deferred Compensation Plan; 2,388 shares held for the account of Mr. Hedges under an Individual Retirement Account; and options to purchase 5,500 shares of Common Stock. Mr. Hedges retired from his role as Senior Executive Vice President and Chief Credit Officer and, effective January 4, 2017, Mr. Hedges began to provide limited part-time services to the Company.

(15)
Includes 10,891 shares held by Mr. McRae individually; 2,303 shares for the account of Mr. McRae under an Individual Retirement Account; 3,358 shares held for the account of Mr. McRae under the Company’s 401(k) Plan; 3,135 shares held for the account of Mr. McRae under the Company’s Deferred Compensation Plan; and options to purchase 2,500 shares of Common Stock.

(16)
Includes 313 shares held by Mr. Beesley individually; 2,128 shares held for the account of Mr. Beesley under the Company’s 401(k) Plan; 3,450 shares held for the account of Mr. Beesley under the Company's Deferred Compensation Plan and options to purchase 1,000 shares of Common Stock.

(17)	Includes shares for six executive officers not included in the above table and an aggregate of 3,500 shares obtainable upon the exercise of options.

(18)	Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options which are exercisable within 60 days by each individual.

As of February 1, 2017, First Mid Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 180,909 shares, or 1.45%, of the outstanding Common Stock of the Company, over which First Mid Bank has sole voting and investment power with respect to 176,284 shares, or 1.41%, of the outstanding Common Stock and shared voting and investment power with respect to 4,625 shares, or 0.04%, of the outstanding Common Stock.

PROPOSAL I - ELECTION OF DIRECTORS

The directors of the Company are divided into Classes I, II and III having staggered terms of three years.  For this year's annual stockholders meeting, upon the recommendation of the Board of Director's independent directors, the Board of Directors has nominated for re-election as Class I directors, for a term expiring in 2020, Steven L. Grissom, Gary W. Melvin and Mary J. Westerhold. Messrs. Grissom and Melvin and Ms. Westerhold have served as directors of the Company since 2000, 1990 and 2016, respectively. The three individuals receiving the highest number of votes cast will be elected as directors of the Company and will serve as Class I directors for a three-year term.  Broker non-votes, because they are not considered votes cast, will not be counted in the vote totals.  The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The following table sets forth as to each nominee and director continuing in office, his or her name, age, principal occupation and the year he or she first became a director of the Company.  Unless otherwise indicated, the principal occupation listed for each person below has been his or her occupation for the past five years.

Name	Age at March 14, 2017	Principal Occupation	Year First Became Director	Year Term Expires
DIRECTOR NOMINEES
Steven L. Grissom	64	Chief Executive Officer of SKL Investment Group, LLC (since December 2015); Administrative Officer of SKL Investment Group, LLC, a private investment company (1997-November 2015); Treasurer and Secretary of Consolidated Communications Holdings, Inc., and its predecessors, a telecommunications holding company (2003-2006); Director of First Mid Bank and the Company (since 2000); Director of First Clover Leaf Bank (since September 2016); Director of Data Services (since 2009); Director of Insurance Group (since 2009).	2000	2017
Gary W. Melvin	68	Consultant and director of Rural King Farm & Home Supplies stores, a retail farm and home supply store chain (since 2013); President and Co-Owner, Rural King Farm & Home Supplies stores (1979-2013); Director of First Mid Bank (since 1984); Director of the Company (since 1990); Director of Data Services (since 1987); Director of Insurance Group (since 2009).	1990	2017
Mary J. Westerhold	51	Vice President and Chief Financial Officer (since 1997) and Controller (from 1992-1997), Madison Telephone Company, Madison Communications Company and Madison Network Systems; Director of the Company, First Mid Bank, First Clover Leaf Bank, Data Services and Insurance Group (since September 2016).	2016	2017
The Board of Directors recommends a vote "FOR" the election of Directors Grissom, Melvin and Westerhold for a term of three years.

Name	Age at March 14, 2017	Principal Occupation	Year First Became Director	Year Term Expires
DIRECTORS CONTINUING IN OFFICE
Holly A. Bailey	46	President of Howell Asphalt Company (since 2008) and Howell Paving, Inc. (since 2013), a road construction company; Executive Vice President of Howell Paving, Inc. (2008-2013); and Vice President of Howell Asphalt Company and Howell Paving (1997- 2008); Director of the Company, First Mid Bank, Data Services and Insurance Group (since 2012).	2012	2018
Joseph R. Dively	57
Chairman, President and Chief Executive Officer of the Company (since January 2014); Senior Executive Vice President of the Company (May 2011-December 2013); President of First Mid Bank (since May 2011); Senior Vice President of Consolidated Communications Holdings, Inc., a telecommunications holding company (2003-2011), and President of Illinois Telephone Operations, a local telecommunications provider (until 2008); Director of the Company and First Mid Bank (since 2004); Director of First Clover Leaf Bank (since September 2016); Director of Data Services (since 2009); Director of Insurance Group (since 2009).

			2004	2018
William S. Rowland	70	Chairman, President and Chief Executive Officer of the Company (1999-2013); Executive Vice President of First Mid Bank (1997-1999) and Treasurer and Chief Financial Officer (1989-1999) of the Company; Director of the Company and First Mid Bank (since 1999); Director of Data Services (since 1989); Director of Insurance Group (since 2002).	1991	2018
Robert S. Cook	34	Managing Partner of TAR CO Investments LLC, a private investment company (since 2014); Vice President of FIG Partners LLC, an investment banking firm (from 2009-2014); Director of the Company, First Mid Bank, Data Services and Insurance Group (since 2014).	2014	2019
Ray Anthony Sparks	60	Senior Advisor of Mattoon Area Family YMCA (since May 2015); Chief Executive Officer of Mattoon Area Family YMCA (2009-April 2015); private investor, Sparks Investment Group, LP (since 1997); former President of Elasco Agency Sales, Inc. and Electric Laboratories and Sales Corporation, a distributor of electrical supplies (until 1997); Director of First Mid Bank (since 1997) and of the Company (since 1994); Director of First Clover Leaf Bank (since September 2016); Director of Data Services (since 1996); Director of Insurance Group (since 2002).	1994	2019
James E. Zimmer	53	Owner, Zimmer Real Estate Properties, a student housing provider (since 2010); Co-Founder, Bio-Enzyme, an agriculture business focused on innovative solutions for farmers (since 2010); Chief Executive Officer of Channel Bio, a corn/soybean seed company owned by Monsanto Corporation (2008-2010); Director of the Company, First Mid Bank, Data Services and Insurance Group (since 2014).	2014	2019

CORPORATE GOVERNANCE MATTERS

BOARD OF DIRECTORS

The Board of Directors has determined that, except for Mr. Dively and Mr. Rowland, each of the members of the Board of Directors, is "independent" in accordance with the independence standards of the NASDAQ Stock Market LLC ("NASDAQ"). The Board of Directors has established an audit committee and a compensation committee. The Board of Directors has concluded all current members of the audit committee and compensation committee, and all members of both committees during 2016, satisfy the independence, experience and other membership requirements of NASDAQ, as required by the audit committee charter and the compensation committee charter. The Board of Directors has also created other company-wide management committees composed of officers of the Company and its subsidiaries.
A total of 16 regularly scheduled and special meetings were held by the Board of Directors during 2016.  During 2016, all directors attended at least 75 percent of the meetings of the Board of Directors and the committees on which they served. The Company expects directors to attend the annual meeting, absent special circumstances.  Except for Mr. Grissom, all of the then current directors attended the Company’s 2016 Annual Meeting of Stockholders.

BOARD OF DIRECTOR QUALIFICATIONS

The Board of Directors seeks to be composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable it to meet the governance needs of the Company. The Board of Directors consists of a group of individuals who have a mix of skills and knowledge in the areas of banking, finance, accounting and business. All members of the Board of Directors have an understanding of finance and accounting, are able to understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of the Company. In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which the Company operates. A number of the members of the Company’s Board of Directors are also among the largest of the Company’s shareholders. Following is a description of each director’s specific experience and qualifications that led the Board of Directors to conclude that the person should serve as a director for the Company.

Holly A. Bailey has served as a director of the Company since 2012. Ms. Bailey has a bachelor’s degree in Economics from DePauw University and an MBA degree from Texas Christian University.  She is the President of Howell Asphalt Company, Wabash Asphalt Company, Inc., General Contractors and Prosser Company, which are subsidiaries of Howell Paving, Inc., of which she is also President (since 2013). She served as Executive Vice President of Howell Paving, from 2008-2013 and Vice President of Howell Asphalt Company and Howell Paving from 1997 until 2008. Her leadership experience and the business knowledge gained in her work with these companies and her experiences within the communities served by the Company assist the Board of Directors in various areas of its oversight.

Robert S. Cook has served as a director of the Company since August 2014. Mr. Cook has a bachelor's degree in Finance from the University of Missouri. He is currently the managing partner of TAR CO Investments LLC, which primarily invests in community banks. From 2009 to 2014, Mr. Cook was Vice President of FIG Partners, LLC, an investment banking firm, where he led corporate development efforts with community banks and thrifts for the company's Midwest practice. He also serves on the board of directors of another bank. His experience analyzing financial statements and making assessments of community banks in the Midwest assists the Board of Directors in various aspects of oversight and decision making.

Joseph R. Dively has served as a director of the Company since 2004. Mr. Dively has a bachelor’s degree in Business from Eastern Illinois University and has also completed a “Finance for Executives” program through the graduate school of business at the University of Chicago. Mr. Dively has held a variety of management positions in diverse business units which included financial statement responsibilities since 1991.  He served as Senior Executive Vice President of the Company and President of First Mid Bank from May 2011 to December 2013. On January 1, 2014, Mr. Dively became the Chairman of the Board of Directors and CEO of the Company. He also retained his position as President of First Mid Bank. Mr. Dively provides a wealth of institutional knowledge of the Company. Prior to his employment with the Company, Mr. Dively was Senior Vice President of Consolidated Communications Holdings, Inc., a publicly traded telecommunications holding company headquartered in Mattoon, Illinois. Mr. Dively has also served on the boards of directors of several other organizations where his duties included working with investors, executive teams and other board members. Mr. Dively’s current and previous experiences also assist the Board of Directors in dealing with issues related to the Company’s local communities and the Board of Directors also benefits from his perspective serving as a former executive officer of a publicly traded company.

Steven L. Grissom has served as a director of the Company since 2000 and has been determined by the Board of Directors to be an audit committee financial expert. Mr. Grissom has a bachelor’s degree in Business with an Accounting major from Eastern Illinois University, and has passed the Certified Public Accountant (“CPA”) and Personal Financial Specialist (“PFS”) exams. He was employed by a regional CPA firm from 1974 to 1981 where his experience included review of internal control procedures and analysis of major financial transactions including evaluation of appropriate accounting treatment under generally accepted accounting principles. From 1981 to 2005, Mr. Grissom held various positions at Illinois Consolidated Telephone Company which included tax and treasury responsibilities. Mr. Grissom is currently the Chief Executive Officer of SKL Investment Group, LLC, a private investment company where his responsibilities include tax and accounting functions and evaluation of financial statements for various investment opportunities. These skills serve the Board of Directors in its assessment of complex financial and investment matters.

Gary W. Melvin has served as a director of the Company since 1990. Mr. Melvin has a bachelor’s degree in Economics from Western Illinois University and for thirty-five years (1979-2013) served as president, CEO and majority owner of Rural King Farm & Home Supplies, Inc., a retail farm and home supply store chain where he was actively involved with management in all aspects of the business. He currently serves as consultant and director, as well as a major stockholder, of Rural King Farm & Home Supplies, Inc. Mr. Melvin’s ownership and leadership role in an important local and regional retailer provides the Board of Directors with a knowledgeable and skilled local business outlook.

William S. Rowland has served as a director of the Company since 1991. Mr. Rowland has a bachelor’s degree in Accounting from St. Ambrose University. He served as Chairman of the Board of Directors and Chief Executive Officer of the Company until his retirement on December 31, 2013 (1999-2013). Previously, he was Treasurer and Chief Financial Officer of the Company (1989-1999). Prior to employment with the Company, Mr. Rowland was a CPA with the accounting firm KPMG, LLP. Mr. Rowland is and has been a member of several community boards, as well as the Illinois Bankers Association. Mr. Rowland brings to the Board of Directors his substantial institutional knowledge regarding the Company, including its operations and strategies.

Ray Anthony Sparks has served as a director of the Company since 1994.  Mr. Sparks has a bachelor’s degree in Business Administration with an accounting major from Millikin University and an MBA degree from Eastern Illinois University. He is the Senior Advisor (since May 2015) and former Chief Executive Officer (2009-April 2015) of the Mattoon Area Family YMCA and a private investor (since 1997). He was President of Elasco Agency Sales, Inc. and Electric Laboratories and Sales Corporation, a distributor of electrical supplies until 1997. He has also served as a director and officer for various not-for-profit organizations in the community. Mr. Sparks has been a user of financial statements in these positions and has experience dealing with CPAs, investment bankers and attorneys. These experiences and his strong financial background assist the Board of Directors in all areas of its oversight.

Mary J. Westerhold has served as a director of the Company since September 2016, following the Company's acquisition of First Clover Leaf Financial Corp. She was as director of First Clover Leaf Financial Corp. from 2011-September 2016. Ms. Westerhold has a bachelor's degree in Business Administration with a minor in Finance from Stephens College and an MBA degree from St. Louis University. She is the Vice President and Chief Financial Officer (since 1997) and Controller (from 1992 to 1997) of Madison Communications, Inc. and its affiliate telecommunications companies, Madison Telephone Company and Madison Network Systems, Inc. She also served as a Commercial Loan Officer for Mark Twain Bancshares (1989-1991). Ms. Westerhold’s experience in managing the operations of the various companies provides the Board with valuable general business experience. In addition, her financial and accounting experience provides the Board with valuable insight in accounting and strategic transactions involving the Company. Additionally, having served as a director of First Clover Leaf Financial Corp., Ms. Westerhold brings in-depth knowledge of the Company's newly acquired operations and the market in which it operates.

James E. Zimmer has served as a director of the Company since August 2014. Mr. Zimmer has an MBA degree from Washington University. From 1992-2010, he held a variety of sales, marketing and executive positions throughout the agricultural industry with Monsanto Corporation. Mr. Zimmer is currently the owner and operator of Zimmer Real Estate Properties, a premier student housing provider and the co-founder of Bio-Enzyme, an agriculture business focused on innovative solutions for farmers (since 2010). His experience and knowledge gained from these agriculture-related businesses will assist the Board of Directors in the communities it serves and various areas of its oversight.

BOARD OF DIRECTORS LEADERSHIP

Mr. Dively has served as President and Chief Executive Officer and Chairman of the Board of Directors of the Company since January 1, 2014. The Board of Directors believes that having the Chief Executive Officer and Chairman positions held by the same individual allows that individual to have multiple perspectives about the Company and its operations while optimizing the ability of the Board of Directors to communicate with Company management. Also, because the members of the Board of Directors other than Mr. Rowland and Mr. Dively are independent, the knowledge of the Company that Mr. Dively brings to the Board of Directors helps to enhance the Board of Directors' leadership of the Company. The Board of Directors has no fixed policy with respect to combining or separating the roles of the Chief Executive Officer and the Chairman of the Board of Directors and will continue to review the Board of Directors' leadership structure from time to time in order to ensure that the leadership is optimal for the Company at that time.

At any time that the Chief Executive Officer and Chairman of the Board positions are held by the same individual, the Board of Directors may, in its discretion, appoint a lead independent director. At its meeting on January 28, 2014, the Board of Directors appointed Mr. Sparks as its lead independent director. Prior to Mr. Sparks’ appointment, the Board of Directors did not have a lead independent director. The responsibilities of the lead independent director include the following: acting as a liaison between the Chairman and the independent members of the Board of Directors; advising the Chairman on the quality, quantity and timeliness of the flow of information from management; serving as a resource to the members of the Board of Directors on corporate governance practices and policies; and coordinating and moderating executive sessions of the independent members of the Board of Directors.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board of Directors oversees the risk management of the Company through its committees, management committees and the Chief Executive Officer. The Board of Directors' audit committee monitors risks related to (1) the effectiveness of the Company’s disclosure controls and internal controls over financial reporting, (2) the integrity of its Consolidated Financial Statements, (3) compliance with laws and regulations, (4) risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, (5) internal and independent auditors and (6) tax, investment, credit and liquidity matters. In addition, the audit committee oversees the internal audit function and communicates with the independent registered public accountant. The compensation committee is also involved in risk management through its review of risks in the Company’s compensation policies and practices for employees. The Board of Directors' recognition of the importance of risk management oversight and their role in representing the interests of stockholders is enhanced as a result of the Board of Directors members’ collective beneficial ownership of approximately 20% of the outstanding shares of Common Stock of the Company.

At its monthly meetings, the Board of Directors receives the minutes from each of the Company's management committee meetings, as well as various reports from executive management, including the senior Risk Management officer. The Board of Directors reviews and discusses these reports with each of the executive managers. The Board of Directors reviews the status of all classified assets and trends in loan delinquency and reviews the allowance for loan losses each quarter.  The senior loan committee approves all loan underwriting decisions in excess of $4 million and up to $15 million. The Board of Directors approves all underwriting decisions in excess of $15 million.

The Board of Directors also reviews the policies and practices of the Company on a regular basis. In addition, the Board of Directors reviews corporate strategies and objectives, evaluates business performance and reviews the annual business plan.

NOMINATIONS FOR DIRECTOR

The Company does not maintain a standing nominating committee but has adopted a Director Nomination Policy.  The Board of Directors' independent directors (the "Independent Directors") perform the functions of a nominating committee, and considers and acts on all matters relating to the nomination of individuals for election as directors. Pursuant to the Director Nomination Policy, the Independent Directors review and make recommendations regarding the composition and size of the Board of Directors in order to ensure that it has the requisite expertise and that its membership consists of persons with sufficiently diverse backgrounds and satisfies NASDAQ’s listing requirements regarding independent directors. The Company believes the diverse backgrounds and perspectives of its current directors, as described above under “Board Director Qualifications,” are appropriate to the oversight of the Company’s management team and performance. The Board of Directors does not believe it needs a separate nominating committee because the Independent Directors have the time and resources to perform the function of selecting director nominees. Also, all but two of the directors satisfy the independence requirements of the NASDAQ Stock

Exchange. The Independent Directors act in accordance with the Company’s Director Nomination Policy and the Company's Certificate of Incorporation when performing their nominating function.

In the consideration of director nominees, the Independent Directors consider, at a minimum, the following factors for new directors, or the continued service of existing directors: (1) the ability of the prospective nominee to represent the interests of the stockholders of the Company; (2) the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; (3) the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; (4) the extent to which the prospective nominee contributes to the diversity of talent, skill and expertise appropriate for the Board of Directors; and (5) the prospective nominee’s contributions to the Board of Directors as a whole.

Any stockholder who wishes to recommend a director candidate for consideration by the Independent Directors should submit such recommendation in writing to the Board of Directors at the address set forth below under “Communications with Directors.” A candidate recommended for consideration must be highly qualified and must be willing and able to serve as director.  Director candidates recommended by stockholders will receive the same consideration given to other candidates and will be evaluated against the criteria above.

NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS

Any stockholder wishing to nominate an individual for election as a director at the Annual Meeting must comply with certain provisions in the Company's Certificate of Incorporation.  The Company's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. If the notice is not timely and in proper form, the proposed nomination will not be considered at the Annual Meeting. Generally, such notice must be delivered to or mailed to and received by the Secretary of the Company not fewer than 14 days nor more than 60 days before a meeting at which directors are to be elected.  To be in proper form, each written nomination must set forth: (1) the name, age business address and, if known, the residence address of the nominee, (2) the principal occupation or employment of the nominee for the past five years, and (3) the number of shares of stock of the Company beneficially owned by the nominee and by the nominating stockholder. The stockholder must also comply with certain other provisions set forth in the Company's Certificate of Incorporation relating to the nomination of an individual for election as a director.  For a copy of the Company's Certificate of Incorporation, which includes the provisions relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of the Company at 1421 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938.

AUDIT COMMITTEE

The members of the audit committee of the Company during the fiscal year ended December 31, 2016 were, and on the date of this proxy statement are, Messrs. Grissom, Melvin, Sparks, Cook and Zimmer and Ms. Bailey and Ms. Westerhold (following her appointment to the Board in September 2016).  The audit committee met six times in 2016.  The audit committee assists the Board of Directors with the review of the Company’s financial statements and the Company’s compliance with applicable legal and regulatory requirements.  Additionally, the audit committee appoints, and is directly responsible for the oversight of, the independent auditor, pre-approves all services performed for the Company by the independent auditor and oversees the Company’s internal audit function.  The audit committee may also retain independent legal, accounting or other advisors as it may deem necessary in order to carry out its duties.

The Board of Directors determined that each member of the audit committee satisfies the independence, experience and other membership requirements of NASDAQ.  The Securities and Exchange Commission requires that Boards of Directors disclose whether any audit committee member qualifies as an “audit committee financial expert” as defined under SEC guidelines. The Board of Directors determined that Steven L. Grissom is an audit committee financial expert. Accordingly, Mr. Grissom is presumed to qualify as a financially sophisticated audit committee member under the rules of NASDAQ.

The audit committee acts pursuant to a written charter that was reviewed and reassessed for adequacy and reaffirmed by the Board of Directors on January 24, 2017.  A copy of the audit committee charter may be found on the Company’s website at www.firstmid.com. The audit committee will continue to review and reassess the charter from time to time but not less than annually.

COMPENSATION COMMITTEE

The members of the compensation committee of the Company during the fiscal year ended December 31, 2016 were, and on the date of this proxy statement are, Messrs. Grissom, Melvin, Sparks, Cook and Zimmer and Ms. Bailey and Ms. Westerhold (following her appointment to the Board in September 2016).  The compensation committee met five times in 2016.  The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including reviewing and approving base salaries and annual bonuses, conducting a review of executive officers’ salary, incentive compensation, retirement benefits and fringe benefits compared to other financial services companies in the region, and using its best judgment in determining that total executive compensation reflects the Company’s mission, strategy and performance.

The Board of Directors determined that each member of the compensation committee satisfies the independence, experience and other membership requirements of NASDAQ. The compensation committee acts pursuant to a written charter that was adopted by the Board of Directors on December 17, 2013.  A copy of the compensation committee charter may be found on the Company’s website at www.firstmid.com. The compensation committee will review and reassess the charter from time to time but not less than annually.

Additionally, the Board of Directors, or if the Board of Directors so delegates, a sub-committee of the compensation committee, has responsibility for administering the stock incentive plans of the Company and approves grants based on the compensation committee's recommendation.  For information about the role of the compensation committee with respect to executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, Messrs. Grissom, Melvin, Sparks, Cook and Zimmer and Ms. Bailey and Ms. Westerhold (following her appointment to the Board in September 2016) served on the compensation committee. No member of the compensation committee was, during 2016, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2016, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity.

COMMUNICATIONS WITH DIRECTORS

Any stockholder or other interested person may communicate with the Board of Directors or any individual director by sending written correspondence addressed to the Board of Directors or such individual director in care of the Secretary of the Company at First Mid-Illinois Bancshares, Inc., 1421 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938.  The Secretary or the designee thereof will forward such correspondence to the Board of Directors or the relevant director.

CODE OF CONDUCT

The Company has adopted a code of conduct for directors, officers, and employees of the Company. This code of conduct is posted on the Company’s website at www.firstmid.com. The code of conduct sets forth guiding principles by which the Company and its directors, officers and employees conduct business with the Company’s stockholders and customers.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of reports on Forms 3, 4 and 5 and any amendments furnished to the Company under Section 16 of the Securities Exchange Act of 1934, and written representations from the executive officers and directors that no other reports were required, the Company believes that all such forms that were required to be filed by all of its officers, directors and beneficial owners of more than 10% of its Common Stock were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2016, except that a late report on Form 4 was filed by Mr. Zimmer regarding shares acquired under the Company's Deferred Compensation Plan on September 12, 2016 and a late report on Form 4 was filed by Mr. Cook regarding shares acquired in connection with the Company's acquisition of First Clover Leaf Financial Corp. on September 8, 2016. These transactions were reported to the Securities and Exchange Commission (the "SEC") on September 16, 2016 and September 15, 2016, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2016. The audit committee also discussed with the independent auditors, BKD, LLP, the matters required to be discussed under Auditing Standard No. 1301 of the Public Company Accounting Oversight Board ("PCAOB"). The audit committee received the written disclosures and the letter from BKD, LLP required by applicable requirements of the PCAOB regarding BKD, LLP’s communications with the audit committee concerning independence, and discussed with BKD, LLP the independence of that firm.

Based on the review and discussion referred to above, the audit committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. This audit committee report is submitted by the audit committee of the Board of Directors:

Ray Anthony Sparks, Chairman	Gary W. Melvin
Holly A. Bailey	Mary J. Westerhold
Robert S. Cook	James E. Zimmer
Steven L. Grissom

FEES OF INDEPENDENT AUDITORS

Audit Fees. The aggregate fees billed for professional services rendered by BKD, LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2016 and 2015, the audit of the Company’s internal control over financial reporting as of December 31, 2016 and 2015, and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2016 and 2015 were $212,000 and $211,100, respectively.

Audit-Related Fees.  The aggregate fees billed for professional services rendered by BKD, LLP for audit-related services for the fiscal years ended December 31, 2016 and 2015 (namely employee benefit plan audit) were $17,000 and $17,350, respectively.

Tax Fees.  The aggregate fees billed for professional services rendered by BKD, LLP for the fiscal years ended December 31, 2016 and 2015 (namely preparation of consolidated tax return and tax advice) were $28,375 and $29,729, respectively.

All Other Fees. The aggregate fees billed for other professional services rendered by BKD, LLP for the fiscal years ended December 31, 2016 and 2015 (namely special audit procedures required following the Company's acquisitions completed during the year) were $13,500 and $14,000, respectively.

The audit committee pre-approves all auditing services and permitted non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approved all services performed by the independent auditors in 2016.

INDEPENDENT PUBLIC ACCOUNTANTS

BKD, LLP acted as independent certified public accountants of the Company and its subsidiaries for the fiscal years ending December 31, 2016.  BKD, LLP has served as the Company's independent certified public accountant since July 26, 2005.

A representative from BKD, LLP is expected to be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.  The Company has not yet appointed its independent auditors for the fiscal year ending December 31, 2017.  The Company expects to appoint its independent auditors for 2017 at its March meeting of the Board of Directors.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This compensation committee report is submitted by the compensation committee of the Board of Directors:

Holly A. Bailey, Chairman	Ray Anthony Sparks
Robert S. Cook	Mary J. Westerhold
Steven L. Grissom	James E. Zimmer
Gary W. Melvin

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the objectives and philosophy underlying the Company’s executive compensation program and the material elements of the compensation paid to the Company’s executive officers, including the executive officers named in the Summary Compensation Table of this proxy statement (the “named executive officers”). The named executive officers for 2016 were:

Joseph R. Dively:	President, Chairman & Chief Executive Officer
Michael L. Taylor:	Senior Executive Vice President & Chief Financial Officer
John W. Hedges:	Senior Executive Vice President & Chief Credit Officer
Eric S. McRae:	Executive Vice President & Senior Lender
Bradley L. Beesley	Executive Vice President & Chief Trust and Wealth Management Officer

Executive Compensation Objectives

It is the policy of the Company to compensate its executives in a manner that is equitable and competitive based on their responsibilities, performance and market conditions. The Company’s compensation objectives with respect to its named executive officers are to:

•	Provide incentive to maximize stockholder value by aligning the executives’ interests with those of the stockholders.

•	Enable the Company to attract and retain the best available executive talent.

•	Reward individual performance and contributions to the Company.

Setting Executive Compensation

The compensation committee attempts to meet these objectives by providing a mix of key compensation elements that include base salary, annual cash incentives and equity-based compensation.  In setting aggregate compensation for each of the named executive officers, the compensation committee first establishes appropriate levels of base salary for the executives, and then establishes the opportunity for the executives to earn additional compensation through annual cash incentives and longer-term equity compensation. (Actual grants of equity compensation are approved by the Board of Directors pursuant to the compensation committee's recommendation.) The amount of such additional compensation varies with position and, in the case of annual and long-term incentives, is also conditioned on attainment of corporate or individual performance measures.  The Company also provides retirement benefits, severance and change in control benefits, and a limited number of perquisites and other personal benefits in order to ensure a complete and competitive compensation plan.

The compensation committee uses the key elements of compensation to meet the objectives of its executive compensation program as follows:

Provide incentive to maximize stockholder value by aligning the executives’ interests with those of the stockholders.   Since 2011, the compensation committee has granted performance awards under its executive long term incentive plan that consist of restricted stock awards and restricted stock units. The compensation committee also bases a significant portion of an executive’s cash incentive on attainment of certain corporate performance metrics, which encourages the executive to work to increase the Company’s profitability and in turn, its stock value.

The compensation committee believes that the components of the long term incentive plan align key executive compensation with the Company’s performance goals.  The long term incentive plan includes multiple year goals which ensure that the executives are focused on longer term sustainability of earnings and growth in the book value of the Company.

Enable the Company to attract and retain the best available talent.  In order to achieve this objective, the compensation committee believes it must pay compensation that is competitive.  As described below, the compensation committee reviews and monitors the compensation paid by companies that are comparable to the Company to ensure that compensation packages are competitive.

Reward individual performance and contributions to the Company.  The compensation committee’s evaluation of the individual performance of each executive affects his or her compensation.  Individual performance is an important factor in determining base salary, which in turn affects the amount of cash incentive compensation that can be earned and equity compensation that is granted.  Individual performance is also a component of the cash incentive compensation and, when awarded, equity compensation.

The compensation committee makes all compensation decisions for the CEO and all other executive officers of the Company.  The CEO annually reviews the performance of each executive officer (other than himself) and makes recommendations to the compensation committee.  The compensation committee considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO.  Although the compensation committee has the discretion to make all final decisions, the recommendation of the CEO is an important factor. The compensation committee believes that its ability to exercise discretion in setting the elements of compensation for its executives provides flexibility to establish appropriate overall compensation levels and achieve the Company’s objectives.

Key Elements of Compensation

Each year the compensation committee reviews compensation data of the most highly paid executives of other comparable banking institutions. For 2016, the data consisted of a compensation survey, prepared by the Company’s human resources director, of publicly traded banks in non-urban markets in the upper Midwest who directly compete with the Company or who have market capitalization comparable to that of the Company.  (The banks included in the 2016 analysis ranged in size from approximately $1 billion to $5 billion in assets).  Because these institutions frequently recruit individuals for senior executive positions requiring similar skills and backgrounds to the individuals recruited by the Company, the compensation committee uses this information as a general guide in establishing the base salaries, cash incentives and equity compensation of the named executive officers. The compensation committee generally aligns compensation components with those used by the peer institutions and attempts to maintain a comparable level of total compensation (i.e., salary, annual cash incentives and equity compensation). However, the compensation committee does not rely solely on this information and does not benchmark its decisions regarding total compensation or elements of compensation to any particular percentile range of the comparator groups of companies.

In addition, the compensation committee considers each executive’s current salary, his or her individual performance, the financial performance of the Company, the anticipated difficulty of replacing the executive with a person of comparable experience and skill and the recommendation of the CEO.  The compensation committee also may periodically engage the services of independent consultants with knowledge and experience in such matters, although it did not do so for 2016 compensation decisions.

Base Salary

Executives are paid an annual salary. The compensation committee reviews salaries annually in the beginning part of each year. Based on the guidelines and factors described above, the compensation committee, in early 2016, concluded that adjustments to base salaries for certain named executive officers were necessary in order to keep compensation for named executive officers competitive. In addition to the factors noted above, the compensation committee considered the level of the executive's accomplishment of individual goals for the prior year, the number of individuals the executive supervises, the level of duties and responsibilities assumed by the executive and the strategic implications of the decisions the executive is required to make. The compensation committee established the 2016 base salary for the named executive officers as follows (salary increases were effective as of February 16, 2016):

Executive	2016 Salary Rate	$ Increase from 2015 Salary Rate
Mr. Dively	$356,928	$13,728
Mr. Taylor	$265,793	$12,657
Mr. Hedges	$265,748	$8,240
Mr. McRae	$240,047	$10,556
Mr. Beesley	$167,493	$2,149

The actual salaries paid to the named executive officers in 2016 are set forth in the “Salary” column of the Summary Compensation Table of this proxy statement.

Annual Cash Incentives

The named executive officers are eligible to participate in the Company’s Incentive Compensation Plan (the "Plan”), which is designed to reward executives in increasing Company profitability and achieving individual accomplishments which create stockholder value.

In January 2016, the compensation committee determined the target cash incentive opportunity each named executive officer was entitled to receive as a percentage of his or her base salary rate in effect for 2016. This amount was based on individual performance during the previous year, as well as the level of duties and responsibilities assumed by the executives in their respective positions.  The percentage of salary payable as cash incentive was consistent with the amounts in each named executive officer’s employment agreement and did not change from 2015.

Since successful execution of the Company’s strategic plan requires that members of the executive management team work closely together (sometimes to the detriment of individual personal goals) and because senior management has the potential greatest influence on Company profitability, the compensation committee determined that incentive opportunity for 2016 would continue to be based 70% on the Company’s net income (exclusive of non-recurring costs associated with acquisitions) and 30% on the Company's asset quality (adversely classified loans and repossessed assets as a percent of total loans) for Messrs. Dively, Taylor, Hedges and McRae. The compensation committee also determined that incentive opportunity for 2016 would continue to be based 70% on the Company’s net income (exclusive of non-recurring costs associated with acquisitions) and 30% on the profitability of the Wealth Management group ("WM") for Mr. Beesley. The compensation committee utilizes the asset quality goal, in addition to the net income goal, based on the premise that asset quality has a strong correlation to future loan losses and therefore, future profitability, while net income represents current profitability. The compensation committee believes the combination of these two metrics represents the best measures of stockholder value for the near term.

The target cash incentive opportunity for each named executive officer established for 2016 was based on a percentage of the executive's salary rate in effect beginning February 16, 2016, as follows:

Executive	% of Salary Payable as Cash Incentive	% of Cash Incentive Tied to Net Income	% of Cash Incentive Tied to Asset Quality	% of Cash Incentive Tied to WM Profitability
Mr. Dively	50%	70%	30%
Mr. Taylor	35%	70%	30%
Mr. Hedges	35%	70%	30%
Mr. McRae	35%	70%	30%
Mr. Beesley	35%	70%		30%

At the same time, the compensation committee established the criteria for measurement of the these goals. The net income target was determined using the prior year’s net income (which was $16.5 million) and current year budgeted net income. The asset quality target was determined based on a percentage of the current balance of total loans outstanding (which was $1.4 billion) at December 31, 2016.  The WM profitability target was determined using the budgeted profitability for 2016. Using these as a base line, the compensation committee determined the following 2016 goal criteria:

	Performance	Net Income	Asset Quality	WM Profitability	% of Opportunity
Threshold:	85% of previous year net income, adversely classified assets of 2.00% of current year loan balance and 85% of 2016 WM budget	$17.4 million	$27.7 million	$1.7 million	25%
Target:	100% of current year budgeted net income, adversely classified assets of 1.78% of current year loan balance and 100% of 2016 WM budget	$20.8 million	$24.7 million	$1.9 million	60%
Superior:	110% of current year budgeted net income, adversely classified assets of 1.65% of current year loan balance and 110% of 2016 WM budget	$22.9 million	$22.9 million	$2.1 million	100%

The compensation committee has the discretion to pay a prorated portion of the cash incentive opportunity for attainment of levels between threshold, budget and superior, or for attainment of levels above superior. Operations for 2016, adjusted $868,000 for the net impact of acquisitions, resulted in net income of $20.8 million,which was at the target level for a 60% payout. Although adversely classified assets on December 31, 2016 totaled $28.9 million or 2.09% of the current year loan balance, the compensation committee, after giving consideration to the proximity to the threshold level achievement and the impact of additional resources dedicated to merger and acquisition activity, elected, at its discretion, to approve the threshold level of goal achievement for a 25% payout. Wealth Management profitability for 2016 was $1.9 million, which was between the threshold and target levels, for a 56% payout. The cash incentive awards were based on performance achievement as follows:

	% of Incentive	% of attainment	% of opportunity (1)	% of opportunity (2)
Net Income	70%	60%	42%	42%
Asset Quality	30%	25%	8%
WM Profitability	30%	56%		17%
			50%	59%

(1) represents opportunity for Messrs. Dively, Taylor, Hedges and McRae
(2) represents opportunity for Mr. Beesley

Based on the above levels of attainment, the following bonuses were paid for 2016:

Executive	Cash Incentive
Mr. Dively	$88,345
Mr. Taylor	$46,051
Mr. Hedges	$46,044
Mr. McRae	$41,591
Mr. Beesley	$34,444

Mr. Beesley maintains ongoing responsibilities for managing a portfolio of brokerage customers that includes providing investment advice and completing investment trades. Pursuant to the terms of his employment agreement, and consistent with standard practice in the brokerage industry, Mr. Beesley is entitled to 30% of net revenues he generates on his individual book of business through First Mid Bank's broker/dealer. Accordingly, the compensation committee approved an additional annual cash incentive for Mr. Beesley for 2016 of $86,088.

Equity Compensation

The compensation committee grants long-term equity compensation in order to motivate executives to increase stockholder value over the long term and more closely link the financial interests of the Company’s executives with those of its stockholders. (Actual grants of equity compensation are approved by the Board of Directors pursuant to the compensation committee's recommendation.)

Since 2011, the compensation committee has made awards pursuant to the Executive Long-Term Incentive Program (LTIP), which provides a framework for granting awards of restricted stock and restricted stock units (RSUs) under the 2007 Stock Incentive Plan. The compensation committee believes that the components of the LTIP more closely align key executive compensation with the Company’s performance goals than the stock options granted in prior years and ensures that the executives are focused on longer term sustainability of earnings and growth in the value of the Company. The LTIP also gives the compensation committee the ability to change the types and weightings of the metrics used for the performance goals to which the awards are subject. Prior to 2015, the LTIP included annual and three-year goals. In January 2015, the compensation committee restructured the LTIP to reduce its complexity while retaining the long-term component and the overall equity value awarded to participants. The LTIP grants are still performance-based and subject to the same performance criteria. However, (i) the awards are entirely in the form of RSUs (no restricted stock); (ii) the annual award component has been eliminated, so all of the RSUs (as adjusted for performance) will vest at the end of a three-year performance period; and (iii) at the end of the performance period the units are settled entirely in shares of stock (no 50% cash payment).

Under the LTIP for 2016, the compensation committee set an aggregate target value of the awards to be made to each executive.  In determining these values, the compensation committee did not use a formulaic approach, but took into account historic grants, Company performance and individual levels of responsibility. The value of equity awarded to each executive is intended to be proportionate to the individual’s responsibility to influence the strategic direction of the Company and create stockholder value.

Each award was granted with a three-year performance period ending December 31, 2018 and consists entirely of RSUs. The number of RSUs subject to each Award is determined by dividing the target value by the closing price of the common stock on the date of grant.

The compensation committee also set performance goals to which each award is subject. The target number of RSUs subject to each award is adjusted by the compensation committee at the end the performance period, and the adjusted number of RSUs vest as of such date. Vested awards are settled entirely in stock. Until an executive’s award vests or is forfeited, it is credited with dividend equivalents which are paid to the executive only to the extent the award vests. The awards granted to named executive officers in 2016 were based on a percentage of the executive's salary in effect beginning February 2016, as follows:

Executive	Percentage of Salary (1)	Target Value	Stock Unit Award
Mr. Dively	30%	$107,078	4,056
Mr. Taylor	20%	$53,170	2,014
Mr. Hedges	20%	$53,170	2,014
Mr. McRae	13%	$31,231	1,183
Mr. Beesley	13%	$21,780	825

(1) The percentages in this column are the same as those used in 2015.

At the same time, the compensation committee established the 2016 performance goals for the performance period based on historical and expected performance. These goals were established using two performance metrics:  return on assets (calculated as net income divided by year-to-date average assets) and tangible book value per share (calculated as total common equity less goodwill and other intangible assets divided by common shares outstanding). The compensation committee believes use of these metrics shifts the dependency of incentive compensation from the measure of net income used in cash incentives and encourages growth and increased value for the Company’s stockholders. Based on historical and 2016 budgeted metrics, the compensation committee set the following 2016 goals:

Performance Level		Performance Goal
Return on Assets (50% goal weighting):
< Threshold	0%
Threshold	70%	0.94%
Target	100%	1.02%
Maximum	125%	1.07%
Tangible Book Value per Share (50% goal weighting):
< Threshold	0%
Threshold	70%	$17.75
Target	100%	$18.75
Maximum	125%	$20.25

The number of shares subject to each award is adjusted by the percentage multiplier that results from the actual achievement level of the performance goals. For achievement of levels between threshold and target and between target and maximum, the percentage multiplier is adjusted on the basis of straight line interpolation. Fractional shares are rounded up.

On December 31, 2016, the three-year performance period ended for restricted stock/RSU cumulative awards granted in 2014.  The performance goals were return on assets and tangible book value per share. Results for the performance period for return on assets was 0.94% and for tangible book value per share was $16.84. This resulted in executives receiving 114.4% of this award, which was fully vested.

Retirement Plans

The Company sponsors various retirement plans that cover eligible employees, including the named executive officers. The Company believes that these benefits are a valuable incentive for attracting and retaining top executives.

401(k) Plan. The Company’s 401(k) plan is a tax-qualified retirement plan that covers all employees generally, including the named executive officers.  An employee can elect to defer a percentage of his or her compensation on a pre-tax and/or post-tax basis, up to a maximum in 2016 of $18,000, or $24,000 if age 50 or over, and the Company contributes a matching contribution of up to 4% of the employee’s deferral contributions.  The Company also provides a discretionary annual contribution up to 2% of each eligible employee’s compensation, whether or not the employee makes elective deferral contributions.  (Amounts paid to the plan reflect the Internal Revenue Code’s limit on the amount of compensation that can be taken into account in determining contributions, which was $265,000 in 2016). The Company’s contributions under the Plan on behalf of each named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified retirement plan that covers selected employees, including the named executive officers.  The plan provides higher paid employees with the opportunity to defer compensation in addition to compensation that can be deferred under the 401(k) plan. For each calendar year, each executive can defer a portion of his or her salary and cash incentive opportunity.  The deferred amounts are invested in Company common stock and are paid to the executive in shares of common stock after termination of employment.  The Company does not contribute to this plan.  The Deferred Compensation Plan is described in greater detail in the “Non-Qualified Deferred Compensation” section of this proxy statement.

Employment Agreements

The Company has employment agreements with certain of its executives, including each named executive officer.  The agreements, which are generally for three-year terms, provide for a minimum base salary which cannot be reduced, and a maximum cash incentive opportunity.  The agreements also provide for severance benefits upon certain terminations of employment.  If the named executive officer’s employment is terminated by the Company without cause, he or she is entitled to continued payment of base salary for 12 months and continued health coverage for the severance period.  If following a change in control of the Company, either the named executive officer’s employment is terminated by the Company without cause, or the named executive officer terminates his or her employment for good reason, the named executive officer is entitled to continued payment of base salary for 12 months (24 months for Messrs. Dively, Taylor and Hedges), a lump sum payment equal to the cash incentive paid for the prior year and continued health coverage for 12 months.  The agreements contain restrictive covenants that prohibit the named executive officers from disclosing confidential information and from competing with the Company. In contemplation of his retirement, Mr. Hedges’ employment agreement was amended on December 15, 2015 to renew the agreement through December 31, 2016 and shorten the term of the covenant not to compete to one year (from two years). The employment agreements are described in greater detail in the “Potential Payments Upon Termination or Change in Control of the Company” section of this proxy statement.

The compensation committee believes these severance benefits reflect market levels of benefits when they were negotiated and represent fair and appropriate consideration for the executive’s agreement to the post-termination restrictive covenants. The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top executives.  The Company also believes that in the event of an extraordinary corporate transaction, the agreements could prove important to the Company’s ability to retain top management through the transaction process and to provide motivation to the executives to act in the best interests of the Company and its stockholders before, during and after the transaction.

Perquisites and Other Benefits

The Company provides limited perquisites and other benefits to its executives. During 2016, Messrs. Dively, Taylor, Hedges, McRae and Beesley received a monthly auto allowance. The determination as to whether an auto allowance is appropriate for an executive is based on the amount of business travel undertaken by the executive and the relative cost involved.  The Company paid for annual country club membership dues for Messrs. Dively, Taylor, Hedges and Beesley.  All of the named executives received communication device allowances. These perquisites and other benefits are reported in the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Incentive Compensation Recoupment Policy

In January 2015, the compensation committee adopted an Incentive Compensation Recoupment Policy. The Policy permits the Board to recoup from an executive cash or equity-based compensation granted on or after January 1, 2015 in the event that there is a restatement of the Company's financial statements or the executive engages in misconduct that results in a material loss or damage to the Company. Recoupment covers any incentive compensation (including annual cash bonuses and awards under LTIP) that is awarded or paid or vests within 36 months preceding the restatement or 36 months following the occurrence of misconduct. Misconduct includes an act of fraud, dishonesty or gross negligence, the material breach of a fiduciary duty, a knowing violation of a Company policy, or a violation of a confidentiality, non-solicitation or non-competition covenant.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the CEO and to each of the three other most highly compensated officers (other than the chief financial officer) of a public company to $1 million per year, but contains an exception for “performance-based compensation.”  Annual salary, by its nature, does not qualify as performance-based compensation under Section 162(m), and the Company’s annual cash incentive payments and grants of restricted stock and restricted stock units do not qualify as performance-based compensation.  Stock options previously granted by the Company do qualify as performance based compensation.  Due to the amounts and forms of compensation currently paid to the Company’s executive officers, the tax deductibility of such compensation under Section 162(m) is not an important factor at this time in making compensation decisions.

Other Compensation Decisions

At the 2014 Annual Meeting of Stockholders, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from approximately 96% of the votes cast. The Board of Directors considered these results and, based on the overwhelming support from stockholders, determined to not make any major changes to the executive compensation plans and programs already in place for 2016 or for 2017, except that the Company adopted an Incentive Compensation Recoupment Policy and the LTIP was streamlined for awards granted in 2015.

SUMMARY COMPENSATION TABLE

This table shows the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers of the Company (the “named executive officers”) during the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)(2)	($)(3)	($)
Joseph R. Dively Chairman, President & Chief Executive Officer	2016	354,816	107,078	88,345	32,275	582,514
	2015	341,169	102,965	99,300	30,110	573,544
	2014	328,462	99,000	163,350	41,128	631,940
Michael L. Taylor Senior Executive Vice President & Chief Financial Officer	2016	263,846	53,170	46,051	26,600	389,667
	2015	251,638	50,640	51,269	26,554	380,101
	2014	245,154	48,708	84,338	19,808	398,008
John W. Hedges Senior Executive Vice President	2016	264,481	53,170	46,044	32,854	396,549
	2015	256,168	51,512	52,155	27,651	387,486
	2014	247,323	49,764	86,209	35,052	418,348
Eric S. McRae Executive Vice President	2016	236,733	31,231	41,591	26,743	336,298
	2015	226,607	29,849	46,480	25,232	328,168
	2014	219,713	28,864	76,830	28,055	353,462
Bradley L. Beesley (4) Executive Vice President	2016	167,163	21,780	120,782	27,105	336,830

(1) Stock Awards.  The amounts in this column represent the aggregate grant date fair value of stock awards and RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, based on the probable outcome of the performance conditions attached to the awards. The grant date fair value for the 2016 awards granted assuming the maximum level of achievement is: Mr. Dively: $133,848; Mr. Taylor: $66,463; Mr. Hedges: $66,463; Mr. McRae: $39,039; and Mr. Beesley: $27,225. See Note 13 to the consolidated financial statements in the Company’s 2016 Form 10-K for a description of the valuation.

(2) Non-Equity Incentive Plan Compensation.  All amounts in this column are based on performance in 2016, 2015 and 2014 and reflect the amounts actually paid in February 2017, 2016 and 2015, respectively, under the Company’s Incentive Compensation Plan. The amount for Mr. Beesley also includes $86,088 paid per his employment agreement as 30% of net revenues generated on his individual book of business through First Mid Bank's broker/dealer.  See “Cash Incentives” in the Compensation Discussion and Analysis section of the Proxy Statement for a discussion of the Incentive Compensation Plan.

(3) All Other Compensation.  For 2016, these amounts include (i) the Company's contributions to its 401(k) Plan on behalf of each named executive (Mr. Dively: $13,731; Mr. Taylor: $14,575; Mr. Hedges: $14,703; Mr. McRae: $14,946; and Mr. Beesley: $14,783); (ii) for Messrs. Dively, Taylor, Hedges and Beesley, country club dues; (iii) for automobile allowances for each named executive officer; and (iv) communication device allowances for each named executive officer.

(4) Mr. Beesley was not a named executive officer for 2015 or 2014.

Employment Agreements.  The Company is a party to employment agreements with each of the named executive officers that provide for certain compensation and benefits during employment:

Mr. Dively:  The employment agreement with Mr. Dively was renewed effective January 1, 2017 and has a term through December 31, 2019 that can be extended upon mutual agreement and provides for (i) an initial base salary that can be increased but not decreased, (ii) a bonus under the Company's Incentive Compensation Plan of up to 50% of base salary, (iii) participation in the Company's Deferred Compensation Plan and 2007 Stock Incentive Plan, (iv) use of a Company owned or leased automobile and payment of annual country club membership dues, and (v) other benefits made available to Company executive or management employees.

Mr. Taylor:  The employment agreement with Mr. Taylor was renewed in 2015 and has a term through May 22, 2018 that can be extended upon mutual agreement and provides for (i) an initial base salary that can be increased but not decreased, (ii) a bonus under the Company’s Incentive Compensation Plan of up to 35% of base salary, (iii) participation in the Company’s Deferred Compensation Plan, and (iv) other benefits made available to Company executives or management employees.

Mr. Hedges:  The employment agreement with Mr. Hedges was amended in 2015 and had a term through December 31, 2016 and provided for (i) an initial base salary that can be increased but not decreased, (ii) a bonus under the Company's Incentive Compensation Plan of up to 35% of base salary, (iii) participation in the Company's Deferred Compensation Plan, (iv) payment of annual country club membership dues, and (v) other benefits made available to Company executive or management employees.

Mr. McRae: The employment agreement with Mr. McRae was updated in 2017 and has a term through December 31, 2019 that can be extended upon mutual agreement and provides for (i) an initial base salary that can be increased but not decreased, (ii) a bonus under the Company's Incentive Compensation Plan of up to 35% of base salary, (iii) participation in the Company's Deferred Compensation Plan, and (iv) other benefits made available to Company executive or management employees.

Mr. Beesley:  The employment agreement with Mr. Beesley was renewed January 1, 2017 and has a term through December 31, 2019 that can be extended upon mutual agreement and provides for (i) an initial base salary that can be increased but not decreased, (ii) a bonus under the Company’s Incentive Compensation Plan of up to 35% of base salary, (iii) participation in the Company’s Deferred Compensation Plan, and (iv) other benefits made available to Company executives or management employees. In addition, Mr. Beesley will receive 30% of the net revenues generated on his individual book of business through First Mid Bank's broker/dealer.

First Retirement and Savings Plan (“401(k) Plan”).  The Company has a tax-qualified defined contribution retirement plan that covers all employees generally and provides for a discretionary contribution by the Company of 2% of compensation and a matching contribution by the Company of up to 100% of the first 3% and 50% of the next 2% of employee contributions.

2016 GRANTS OF PLAN-BASED AWARDS

This table sets forth information for each named executive officer with respect to estimated payouts under incentive plans during the year ended December 31, 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph R. Dively		44,616	107,078	178,464
	01/26/16				2,839	4,056	5,070	107,078
Michael L. Taylor		23,257	55,817	93,028
	01/26/16				1,410	2,014	2,518	53,170
John W. Hedges		23,253	55,807	93,012
	01/26/16				1,410	2,014	2,518	53,170
Eric S. McRae		21,004	50,410	84,016
	01/26/16				828	1,183	1,479	31,231
Bradley L. Beesley		14,656	35,174	58,623
	01/26/16				578	825	1,031	21,780

(1)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.  Payouts under the Company’s Incentive Compensation Plan were based on performance in 2016, which has now occurred.  Thus, the information in the “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set in January 2016.  The amounts actually paid under the Company’s Incentive Compensation Plan for 2016 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  A description of the plan can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
The Compensation Committee has the discretion to pay a prorated portion (based on straight-line interpolation) if performance is between the threshold, target or superior level, or if performance is above superior level.

(3)
Estimated Future Payouts Under Equity Incentive Plan Awards.  The target amounts represent the number of RSUs granted in 2016 under the 2007 Stock Incentive Plan.  The threshold and maximum amounts represent the potential adjustment to the target number of RSUs that can result based on the level of attainment of performance goals for the three-year performance period that ends on December 31, 2018.  A description of the Plan can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(4)	The grant date fair value is based on the probable outcome of the performance conditions.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth the information for each named executive officer with respect to equity awards outstanding as of December 31, 2016.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards
Name	Exercisable (#)	Unexercisable (#)			Number of Unearned Shares or Units that have not Vested (#)(1)	Market Value of Unearned Shares or Units that have not Vested ($)(2)
Joseph R. Dively	0	0
					9,911	336,974
Michael L. Taylor	3,000	0	26.10	12/11/17
	2,500	0	23.00	12/16/18
					4,894	166,396
John W. Hedges	3,000	0	26.10	12/11/17
	2,500	0	23.00	12/16/18
					4,944	168,096
Eric S. McRae	1,500	0	26.10	12/11/17
	2,500	0	23.00	12/16/18
					2,881	97,954
Bradley L. Beesley	1,000	0	23.00	12/16/18
					1,994	67,796

(1) The RSU awards that are subject to three-year performance will vest at the end of the three-year performance period (10,092 target units on December 31, 2018 for the 2016 awards and 12,940 target units on December 31, 2017 for the 2015 awards). The restricted stock and RSU awards that were subject to annual performance periods were adjusted at the end of the performance period to reflect actual attainment of the performance goals, and 25% of the adjusted amount vested as of such date, with the remainder vesting 25% on each of the next three anniversaries (of the remaining unvested awards, 1,592 shares/RSUs will vest on December 15, 2017).  If an executive terminates prior to the end of a three-year performance period, he will forfeit his award, unless such termination occurs on or after attaining age 66 (in which case he will vest in the target number) or termination is due to death or disability (in which case he will vest in a pro rata portion of the target number).  In the case of annual awards that remain subject to time-based vesting, if an executive terminates prior to the end of the vesting period when he has attained age 66 or due to death or disability, he will vest in the remaining shares or RSUs.

(2) The market rate is based on the closing price of the Company’s stock on December 31, 2016 ($34.00).

2016 OPTION EXERCISES AND STOCK VESTED

This table sets forth information relating to the exercise of stock options and the vesting of restricted stock and RSUs during 2016 by each named executive officer and the amount realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized when Shares Vested (1) ($)
Joseph R. Dively	0	—	3,522	119,795
Michael L. Taylor	0	—	1,689	57,447
John W. Hedges	0	—	1,770	60,204
Eric S. McRae	0	—	1,026	34,898
Bradley L. Beesley	0	—	413	14,046

(1)	Represents the number of shares vested during 2016 multiplied by the market value of the underlying shares on the vesting date.

2016 NONQUALIFIED DEFERRED COMPENSATION

This table shows information regarding each named executive officer’s account balance at December 31, 2016 under the Company’s Deferred Compensation Plan (“DCP”), including contributions and earnings credited to such account.

Name	Executive Contributions In Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)(1)	($)	($)(2)	($)	($)(3)
Joseph R. Dively	78,048	—	268,010	—	1,061,900
Michael L. Taylor	—	—	—	—	—
John W. Hedges	—	—	72,520	—	286,690
Eric S. McRae	11,921	—	27,093	—	107,981
Brad L. Beesley	19,985	—	29,927	—	118,269

(1)	The contributions reported in this column are reported in the Summary Compensation Table, in either the Salary or Non-Equity Incentive Compensation Plan columns.

(2)	The earnings reported in this column are not reported on the Summary Compensation Table.

(3)
The amounts in this column have previously been reported as compensation on the Summary Compensation Tables for prior years, except for the following amounts of earnings or deferrals included in the account balances:  Mr. Dively:  $595,697 (includes earnings and losses and deferrals of director fees which were not previously reported on the Summary Compensation Table); Mr. Hedges: $158,589 (includes earnings and losses which were not reported in the Summary Compensation Table); Mr. McRae:  $44,716 (includes earnings and losses that were not previously reported in the Summary Compensation Table); Mr. Beesley:  $50,413 (includes earnings and losses that were not previously reported in the Summary Compensation Table).

Non-Qualified Deferred Compensation.  The DCP is a nonqualified defined contribution plan that covers certain eligible employees and directors, including the named executive officers.  For each calendar year, the named executive officers can defer 5%, 10% or 15% of their base salary and/or 25% increments of their cash incentive compensation, and non-employee directors can elect to defer their director fees.  The deferred amounts are deposited into a rabbi trust and credited to a DCP account established for the participant as soon as practicable after the date they would otherwise have been paid to the participant.  Such amounts are invested in the Northern Institutional U.S. Government Select Portfolio until the next quarterly window trading period established by the Company, at which point each participant’s account balance is invested in shares of common stock of the Company.  Dividends paid on Common Stock are credited to the participant’s DCP account and invested in additional shares.  The Northern Institutional U.S. Government Select Portfolio had an annual return for 2016 of 0.23%.  The Company’s common stock had an annual return for 2016 of 33.2%.

A participant is 100% vested in his or her DCP account at all times.  A participant’s DCP account is paid to him or her in five annual installments beginning on the March 15 following the date the participant terminates employment, provided that the Board of Directors in its sole discretion can decide to pay the portion of the DCP account earned as of December 31, 2004 in a lump sum payment.  An participant may also request at any time a distribution from the DCP account of an amount necessary to satisfy an unforeseeable emergency.  In the case of the death of a participant, the DCP account will be paid to his or her designated beneficiary in a single payment.  Upon a Change in Control of the Company (as defined in the Plan), each participant’s DCP account will be paid in an immediate lump sum.  All distributions are in full shares of common stock, and cash for fractional shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

The Company provides certain benefits to eligible employees, including the named executive officers, upon certain terminations of employment or a change in control of the Company.  These benefits are in addition to the benefits to which the executive would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

Employment Agreements

The employment agreements with the named executive officers provide benefits to them upon certain types of termination of employment during the term of the agreement.  The incremental benefits payable to the named executive officers in effect at December 31, 2016 include the following:

•
If the executive’s employment is terminated by the Company for other than “cause” (and a Change in Control of the Company, as defined in the 2007 Stock Incentive Plan, has not occurred), the executive is entitled to the following:

i.	Continued payment of the executive’s then current base salary for 12 months.

ii.
Continued coverage of the executive under the Company’s health plan for the 12 month severance period at active employee rates if the executive elects COBRA (the full COBRA rate applies for the remainder of the COBRA period and with respect to coverage for the executive’s spouse and dependents).

•
If following a Change in Control of the Company (as defined in the 2007 Stock Incentive Plan), the executive’s employment is terminated by the Company for other than “cause,” or the executive terminates his or her employment due to good reason, the executive is entitled to the following:

i.	For Messrs. Dively, Taylor, and Hedges, payment equal to two times the executive’s then current base annual salary. For Messrs. McRae and Beesley, continued salary for one year.

ii.	An immediate lump sum payment equal to the incentive compensation earned by or paid to the executive for the immediately preceding fiscal year.

iii.
Continued coverage of the executive under the Company’s health plan for the first 12 months following termination at active employee rates if the executive elects COBRA (the full COBRA rate applies for the remainder of the COBRA period and with respect to coverage for the executive’s spouse and dependents).

“Cause” means the executive’s (i) conviction (or guilty or no contest plea) for a felony or any crime involving fraud, dishonesty or breach of trust; (ii) performance that would materially and adversely affect the Company’s business; (iii) act or omission that results in a regulatory body to demand the executive to be suspended or removed; (iv) substantial nonperformance of his or her duties; (v) misappropriation or intentional material damage to the Company’s property or business; or (vi) violation of the agreement’s restrictions with respect to confidential information, noncompetition and nonsolicitation.

"Good reason" means a decrease in the executive's then current salary or a substantial diminuation in his or her position and responsibilities.

The agreements in effect for 2016 contain restrictive covenants that prohibit the executive from (i) disclosing confidential information; (ii) becoming involved with a business similar to that of the Company within any county in which the Company conducts business; and (iii) soliciting for sale or selling competing products or services to any person or entity who was a customer or client of the Company during the last year of the executive’s employment. The restrictive covenants regarding confidential information are indefinite. The restrictive covenants regarding noncompetition and nonsolicitation continue in effect until two years following the executive’s termination of employment for Mr. Dively, one year following termination of employment for Mr. Taylor and Mr. Beesley, or the later of one year following termination of employment or the end of the term of the agreement for Mr. McRae and Mr. Hedges (two years for Mr. Hedges’ nonsolicitation covenant).

2007 Stock Incentive Plan

The stock option agreements that set forth the terms and conditions of stock options provide that upon a termination of employment for any reason other than death, disability or retirement, an executive’s outstanding and then vested stock options can be exercised for three months following termination, and upon a termination of employment due to death, disability or retirement (as defined in the Plan) an executive’s outstanding and then vested stock options can be exercised for 12 months following such termination.

The agreements that set forth the terms and conditions of the restricted stock and RSUs awards provide that an executive will not become vested in any restricted stock or RSUs if the executive does not remain continuously employed from the grant date until the last day of the applicable performance period, except that upon a voluntary termination of employment due to  termination after attaining age 66, an executive will vest in the target number of outstanding shares or RSUs and upon a termination of employment due to death or disability (as defined in the Plan), an executive will vest in a pro rata portion of the target number of outstanding shares or RSUs.  If an executive with time-based restricted stock or RSUs terminates after the end of the one-year performance period but prior to the end of the vesting period when he has attained age 66 or due to death or disability, he will vest in the remaining shares or units subject to the award.

Upon a Change in Control of the Company (as defined in the Plan), awards granted prior to 2015 will fully vest (RSUs will vest at the target or higher level as determined by the compensation committee). The Plan was amended in 2015 to provide that the compensation committee has the discretion to determine how outstanding awards are treated on a Change in Control. The current RSU award agreements provide for full vesting at the target or higher level as determined by the compensation committee.

2016 Potential Severance Payments

The table set forth below quantifies the additional benefits as described above that would be paid to each named executive officer, assuming a Change in Control of the Company and/or termination of employment occurred on December 31, 2016.

Name:	Joseph R. Dively	Michael L. Taylor	John W. Hedges	Eric S. McRae	Bradley L. Beesley
Change in Control:
Base Salary:	$713,856	$531,586	$531,496	$240,047	$167,493
Incentive Compensation (1):	99,300	51,269	52,155	46,480	63,551
Continued Health Coverage (2):	5,412	5,724	4,116	4,116	4,692
Value of Vesting of Unvested Stock Options:	—	—	—	—	—
Value of Vesting of Unvested Stock Awards (3):	336,974	114,634	117,962	63,380	54,886

No Change in Control:
One Time Base Salary:	$356,928	$265,793	$265,748	$240,047	$167,493
Continued Health Coverage (4):	5,412	5,724	4,116	4,116	4,692

Retirement:
Value of Vesting of Unvested Stock Awards (5):	$—	—	$168,096	$—	—

Death or Disability:
Value of Vesting of Unvested Stock Awards (6):	186,161	91,789	92,990	54,071	36,799

(1)	Represents an amount equal to the cash incentive compensation earned by the executive for 2015 and paid in 2016.

(2)	Represents the Company’s portion of premiums paid for the executive’s coverage during the applicable severance period.

(3)
The value of the restricted stock and RSUs that vest upon a change in control is calculated based on the target number of outstanding shares and/or RSUs subject to performance goals, plus the number of outstanding shares and/or RSUs subject to time-based vesting, multiplied by the closing price of the Company’s common stock on December 31, 2016 ($34.00).

(4)	Represents the Company’s portion of premiums paid for the executive’s coverage during the 12-month severance period.

(5)
The value of the stock and RSU awards that vest upon retirement is calculated based on the target number of outstanding shares and/or RSUs subject to performance goals, plus the number of outstanding shares and/or RSUs subject to time-based vesting, multiplied by the closing price of the Company’s common stock on December 31, 2016 ($34.00).

(6)
The value of the stock and RSU awards that vest upon death or disability is calculated based on the pro-rata target number of outstanding shares and/or RSUs subject to performance goals, plus the number of outstanding shares and/or RSUs subject to time-based vesting, multiplied by the closing price of the Company’s common stock on December 31, 2016 ($34.00).

DIRECTOR COMPENSATION

Non-employee directors of the Company received a $5,000 quarterly retainer, paid at the start of each calendar quarter, for their services in 2016.  The lead independent director received an additional quarterly retainer of $1,250 for his services in 2016. The non-employee directors of the Company were not granted any form of stock-based compensation in 2016.  During 2016:

•
Audit committee members received a $625 quarterly retainer for their audit committee meeting services.  The audit committee chairman also received an additional $625 quarterly retainer and the audit committee financial expert received an additional $500 quarterly retainer.

•
Compensation committee members received a $250 quarterly retainer for their compensation committee meeting services and the compensation committee chairman also received an additional $375 quarterly retainer.

•	Non-employee directors who were members of the Company's trust investment committee received a $250 quarterly retainer for their trust investment committee meeting services.

•
Non-employee directors who also served on the board of directors of First Mid Bank received a $2,500 quarterly retainer fee for such services.  Non-employee directors who also served on the board of directors of First Clover Leaf Bank, Data Services or Insurance Group each received a $500, $250 and $250 quarterly retainer, respectively, for such services.

This table shows all compensation provided to each non-employee director of the Company for the year ended December 31, 2016.

	Fees Earned Or Paid in Cash ($)		Total ($)
Holly A. Bailey	37,000	(1)	37,000
Robert S. Cook	35,500	(2)	35,500
Steven L. Grissom	39,000	(3)	39,000
Gary W. Melvin	35,500	(4)	35,500
William S. Rowland	33,000	(5)	33,000
Ray Anthony Sparks	43,500	(6)	43,500
James E. Zimmer	36,500	(7)	36,500
Mary J. Westerhold	9,375	(8)	9,375

(1) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, Data Services and Insurance Group of $20,000, $10,000, $1,000 and $1,000, respectively, and for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000 respectively. Ms. Bailey also received $1,500 for serving as the compensation committee chairman.

(2) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, Data Services and Insurance Group of $20,000, $10,000, $1,000 and $1,000 respectively, and for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000, respectively.

(3) This amount represents the compensation earned for serving, as a director of the Company and First Mid Bank, First Clover Leaf Bank (since September 2016), Data Services and Insurance Group of $20,000, $10,000, $500, $1,000, and $1,000 respectively, for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000, respectively, and for serving as the audit committee financial expert of $2,000, as well as $1,000 for serving as a member of the trust investment committee.

(4) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, Data Services and Insurance Group of $20,000, $10,000, $1,000 and $1,000 respectively, for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000, respectively.

(5) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, Data Services and Insurance Group of $20,000, $10,000, $1,000 and $1,000, respectively, and for serving as a member of the trust investment committee of $1,000.

(6) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, First Clover Leaf Bank (since September 2016), Data Services and Insurance Group of $20,000, $10,000, $500, $1,000 and $1,000, respectively, for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000, respectively, and for serving as the audit committee chairman of $2,500, as well as $5,000 for serving as the lead independent director.

(7) This amount represents the compensation earned for serving as a director of the Company, First Mid Bank, Data Services and Insurance Group of $20,000, $10,000, $1,000 and $1,000 respectively, for serving as a member of the audit committee and the compensation committee of $2,500 and $1,000, respectively and for serving as a member of the trust investment committee of $1,000.

(8) This amount represents the compensation earned, since September 2016, for serving as a director of the Company, First Mid Bank, First Clover Leaf Bank, Data Services and Insurance Group of $5,000, $2,500, $500, $250 and $250 respectively and for serving as a member of the audit committee and the compensation committee of $625 and $250, respectively.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution, subject to an advisory vote, to approve the compensation of our named executive officers at least every three years. At the 2011 annual meeting, the stockholders of the Company voted, in an advisory vote, to hold such a vote every three years and the Board of Directors determined to conduct the vote every three years. Accordingly, we are presenting the vote at the 2017 Annual Meeting. The next such vote will take place at the 2020 Annual Meeting.
The Board of Directors encourages stockholders to carefully review the “Executive Compensation” section of this Proxy Statement beginning on page 16, including the “Compensation Discussion and Analysis,” for a thorough discussion of our compensation program for named executive officers. Our executive compensation objectives are to:

•	provide incentives to our executives to maximize stockholder return;

•	enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of our business; and

•	reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business.

The Company has pursued these objectives by:

•	establishing annual operating and performance goals for the Company and linking compensation of the named executive officers to this performance;

•
using an annual cash incentive bonus plan and equity compensation awards that tie the level of achievement of our annual and long-term financial and operational performance goals to the amount of incentive compensation that we pay to each of our executives; and

•	reviewing comparable compensation information of the Company’s peers compiled by the Company’s human resources director.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the 2017 annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion, is hereby approved.”

_______________________________________________________________________________

The board of directors recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers (Proposal No. 2 on the proxy card). The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. Abstentions and broker non-votes will count as a vote "AGAINST" Proposal No. 2. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the compensation committee, although the Board of Directors and the compensation committee will carefully consider the outcome of the vote when evaluating compensation program.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF ADVISORY STOCKHOLDER
VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to stockholders at least every six years a resolution, subject to an advisory vote, as to whether the stockholder vote to approve named executive officer compensation should occur every year, every two years or every three years. The stockholders last voted, on an advisory basis, on the frequency of the advisory vote on executive compensation at the 2011 annual meeting of the stockholders.
Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:
“RESOLVED, that the stockholders advise the Company to hold a stockholder advisory vote on the approval of the compensation of the Company’s named executive officers:
•every year,
•every two years, or
•every three years.”

A stockholder may vote for any one of these alternatives or may abstain from voting.

_______________________________________________________________________________

The board of directors recommends that stockholders vote for an advisory vote “every three years” on executive compensation (Proposal No. 3 on the proxy card). At the 2011 annual meeting of the stockholders, the stockholders voted, on an advisory vote, in favor of holding the advisory vote on executive compensation every three years and the Board of Directors determined to conduct the advisory vote on executive compensation every three years. The Board of Directors continues to believe that conducting an advisory vote on executive compensation every three years would promote a long-term focus on compensation issues, which would appropriately reflect the structure of the Company’s equity incentive plans.
The option that receives the greatest number of votes cast by the stockholders will be considered the option approved by the stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the compensation committee. However, the Board of Directors will carefully consider the outcome of the vote when determining the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers.

PROPOSAL 4 - APPROVAL OF THE FIRST MID-ILLINOIS BANCSHARES, INC.
2017 STOCK INCENTIVE PLAN

On February 28, 2017, the Board of Directors of the Company approved the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”), subject to the approval of the Company’s stockholders. If approved by the stockholders, the Plan will succeed the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan has a ten-year term, so it will expire, and no awards can be granted thereunder, after March 6, 2017.
The Plan provides for discretionary grants of stock options, stock awards, stock units and stock appreciation rights (SARS) to employees, non-employee directors and consultants. Its purpose is to recognize the contributions made to the Company and its subsidiaries by its non-employee directors, employees and consultants, to provide such persons with additional incentive to devote themselves to the continued development and financial success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals. In the Board's view, the Plan will provide increased flexibility in providing incentives to non-employee directors, employees and consultants and thus further serve the interests of the Company and its stockholders.
The number of shares of the Company’s common stock available for issuance under the Plan is 149,983 shares, which is the number of unused shares that remained available for issuance under the 2007 Plan when its term expired on March 6, 2007.  The Company is not requesting any additional shares for use under the Plan.
No awards will be made under the Plan unless it is approved by the stockholders. If stockholder approval is not obtained, the Plan will have no effect. Grants previously made under the 2007 Plan will remain in effect according to their terms.
Reasons Why Stockholders Should Approve the Plan
The Company views its use of stock-based awards as an essential part of the Company’s compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow the Company to better link the financial interests of employees, non-employee directors and consultants with stockholders. The Company also believes that equity compensation motivates employees, non-employee directors and consultants to create stockholder value because the value they realize from equity compensation is based in large part on the Company’s common stock price performance.
The Plan contains certain restrictions that the Company believes further the objectives of the Plan and reflect sound corporate governance principles:

•	Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards vest.

•
Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

•	Shares that are used to pay the stock option or SAR exercise price or required tax withholding on any award cannot be used for future grants under the Plan.

•	Repricing of stock options or SARs without stockholder approval is prohibited.

•
Under its Incentive Compensation Recoupment Policy, the Company can recoup a Participant’s stock compensation in the event there is a restatement of the Company’s financial statements, or the Participant has engaged in misconduct that results in material loss or damage to the Company.

The Company, through its Compensation Committee, believes that it has prudently managed awards under the 2007 Plan, giving proper consideration to the dilutive impact of equity awards on stockholder equity. The Company has not requested stockholder authorization for the issuance of shares pursuant equity compensation plans since 2007.

We expect share usage under the Plan to be consistent with share usage under the 2007 Plan. Since 2011, awards granted under the Plan have been in the form of performance-based restricted stock/restricted stock units. The following table sets forth the number of restricted stock/units granted by the Company in fiscal years 2014, 2015, and 2016 and on January 24, 2017. In addition, the table shows the number of shares of common stock issued following the vesting of restricted stock/units in the year indicated and the weighted average number of shares of common stock outstanding in the year indicated.

Fiscal Year	Number of Restricted Stock/ Units Granted	Number of Shares of Common Stock Issued Following Vesting of Restricted Stock/Units	Weighted Average Number of Shares of Common Stock Outstanding
2014	14,770	15,576	6,002,766
2015	16,604	15,214	7,775,490
2016	12,925	12,928	10,149,099
2017 (to date)	10,486	7,831	12,472,005

Description of the Plan
The following is a summary of the key terms of the Plan. It is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the Plan carefully.
Plan Administration. The Plan is administered by a committee consisting of the Board of Directors, or if the Board so delegates, a sub-committee of the Board which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under section 162(m) of the Internal Revenue Code (the “Committee”). The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Committee may delegate to the Chief Executive Officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 or who are not “covered employees” as defined in Section 162(m) of the Code.
Number of Shares of Common Stock. The number of shares of our common stock that may be issued under the Plan is 149,983. Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If any award granted under the Plan expires, terminates or is forfeited or cancelled for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to the Company or withheld by the Company on behalf of a Participant as payment for the award (including the exercise price of a stock option or SAR) or as payment for any withholding taxes due in connection with the award, or that are purchased by the Company with proceeds received from a stock option exercise, will not again be available for issuance.
The number of shares issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision or any similar corporate transaction. In each case, the Committee will make adjustments it deems necessary to preserve the intended benefits under the Plan.
Of the shares available for issuance: (i) the maximum number issuable as stock options or SARs to any employee in any calendar year is 50,000; (ii) the maximum number issuable upon settlement of stock awards or stock unit awards intended to qualify as performance-based compensation under Code Section 162(m) granted to any employee in any calendar year is 50,000; and (iii) the maximum number issuable as incentive stock options is 149,983.

Eligibility. The Committee has full authority to select the individuals eligible to receive awards under the Plan. All employees, non-employee directors and consultants of the Company and its subsidiaries who are designated by the Committee are eligible to receive awards under the Plan. As of March 2, 2017, all eight non-employee directors and approximately eleven employees were eligible to participate in the Plan. In 2016, ten employees, including the five named executive officers, received awards under the Plan.
Performance Goals. The Committee may, in its discretion, provide that any award granted under the Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more metrics including, but not limited to: earnings or earnings per share; return on equity; common stock price; return on investment; return on assets; tangible book value per share; net income; expense management; credit quality; revenue growth; or operating leverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claim judgments or settlements, effect of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee.
With respect to each performance period established by the Committee, the Committee will establish performance goals relating to one or more of the business criteria identified above and targets for participants for achievement of the performance goals. The performance goals and performance targets established by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. Following the completion of each performance period, the Committee will determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions will lapse in accordance with the terms of the applicable award agreement.
Types of Awards. The Plan provides for discretionary awards of stock options, stock, stock units and SARs to selected employees, non-employee directors and consultants. Each award made under the Plan will be evidenced by an award agreement specifying the terms and conditions of the award as determined by the Committee.
Stock Options. The Committee may grant non-qualified or incentive stock options to employees and non-qualified stock options to non-employee directors and consultants. The Committee may set the terms and conditions applicable to the options, including the type of option and the number of shares subject to the option, provided that (i) the exercise price of each option will not be less than the closing sales price of the common stock on the date of grant (“fair market value”); and (ii) each option will expire not later than 10 years from the date of the grant. Dividends or dividend equivalents are not paid on stock options. It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) cannot exceed $100,000 and if this limitation is exceeded, the portion of the incentive stock option that does not exceed this dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price will be 110% of the closing price of our stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted 10 years from the date the Plan as amended and restated was adopted.
Stock Awards. The Committee may grant shares of common stock to any participant, either for no consideration or for such appropriate consideration, as the Committee determines. The Committee has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Unless otherwise specified in an award agreement, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares, although dividends otherwise payable on any stock award will be held by the Company and paid only to the extent the restrictions lapse. Any such dividends attributable to the portion of a stock award for which the restrictions do not lapse will be forfeited.

Stock Units. The Committee may grant stock units to any participant. Each stock unit entitles the participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the stock unit agreement, one share of common stock or cash equal to the fair market value of a share of common stock on the date of such event. The Committee has the discretion to determine the number of units awarded and the restrictions, terms and conditions of the award. Unless otherwise specified in an award agreement, a participant will have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any stock units prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares, although such dividend equivalents will be held by the Company and paid only to the extent the restrictions lapse.
SARs. The Committee may grant SARs to any participant. Each SAR entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the SAR and the exercise price thereof, multiplied by the number of shares with respect to which the SAR is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, and each SAR will expire not later than ten years from the date of grant. Dividends or dividend equivalents are not paid on SARs. It is intended that SARs qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option, and for payment of any minimum withholding tax required to be withheld: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price; directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; or delivery (either directly or through attestation) of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price.
Transferability. No award granted under the Plan may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the Committee with respect to a non-qualified stock option transferred without value by the participant during his lifetime.
Provisions Relating to a Change in Control. The Plan gives the Committee the discretion to determine how Plan awards are treated upon a change in control of the Company. In addition, upon such change in control, the Committee has sole discretion to provide for the purchase of any outstanding stock option, and the mandatory exercise of any outstanding SAR, for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option or SAR had the option or SAR been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such change in control, and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such change in control. If any award is so assumed, the vesting provisions will continue, provided that the Committee may provide for accelerated vesting upon a termination of employment following the change in control.
Amendment of Award Agreements; Amendment and Termination of Plan. The Committee may amend any award agreement at any time, provided that no such amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.
The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Notwithstanding the foregoing, no amendment to the Plan or any award agreement can result in the repricing of stock options or SARs without the prior approval of our stockholders. Repricing is broadly defined to include reducing the exercise price of a stock option or SAR or cancelling a stock option or SAR in exchange for cash, other stock options or SARs with a lower exercise price or other stock awards. An equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events does not constitute repricing for purposes of this prohibition.
Term of Plan. The Committee can grant awards under the Plan for 10 years following the date of the stockholders’ approval of the Plan.
Summary of Federal Income Tax Implications of Participation in the Plan
The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.
Non-Qualified Stock Options. A participant will not recognize any income at the time of grant. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive Stock Options. A participant will not recognize any income at the time of grant. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
Stock Awards/Stock Units. If a participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives cash or shares pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that was previously deducted from our gross income in the taxable year of the forfeiture.
SARs. A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
Awards Granted Under the Plan
It is not possible at this time to determine the specific awards that will be made in future years under the Plan. On March 2, 2017, the last reported sales price for the common stock was $33.50 per share.

_______________________________________________________________________________

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE FIRST MID-ILLINOIS BANCSHARES, INC. 2017 STOCK INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company's equity compensation plans, as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)		Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders:
(A) Deferred Compensation Plan	---		---		355,146	(1)
(B) Stock Incentive Plan	40,500	(2)	$24.65	(3)	225,349	(4)
Equity compensation plans not approved by security holders (5)	---		---		---
Total	40,500		$24.65		580,495

(1) Consists of shares issuable with respect to participant deferral contributions invested in common stock.
(2) Consists of stock options.
(3) Represents the weighted-average exercise price of outstanding stock options.
(4) Consists of stock options, restricted stock and/or restricted stock units.
(5) The Company does not maintain any equity compensation plans not approved by stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 17, 2013, the audit committee adopted a written Related Person Transactions Policy, which provides for procedures for review and oversight of transactions involving the Company and “related persons.” The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable Securities and Exchange Commission rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest). Certain transactions are not subject to specific review under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable Securities and Exchange Commission rules (“exempt transactions”). In addition, the audit committee has approved in the policy extensions of credit to a related person that are (1) made in the ordinary course of business, (2) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons and (3) do not involve more than the normal risk of collectability or present other unfavorable feature.

The policy requires, prior to a party entering into any related person transaction (other than an exempt transaction), to provide, to the extent practicable, notice to the Company of the proposed related person transaction. The audit committee or its chair may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chair, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chair, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest. All of the transactions described below were considered and approved or ratified by the audit committee or its chair.

Directors, executive officers, principal stockholders, members of their immediate families, and entities in which one or more of them have a material interest had extensions of credit from First Mid Bank during 2016.  All such extensions of credit were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.  In addition, directors, executive officers, principal stockholders, members of their immediate families and entities in which one or more of them have a material interest obtained in 2016, and may in the future be expected to obtain, depositary or other banking services, trust, custody or investment management services, individual retirement account services or insurance brokerage services from the Company and its subsidiaries, on terms no less favorable to the Company and its subsidiaries than those prevailing at the time for comparable transactions involving persons unrelated to the Company.

INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY MATERIALS

In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1421 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, no later than November 14, 2017.  Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, if the Company does not receive notice of a stockholder proposal for the Annual Meeting of Stockholders at least 45 days before the one-year anniversary of the date that the Company’s proxy statement was released to the stockholders for its previous year’s annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any other matters for action at the annual meeting, and the Board of Directors has not been informed that other persons intend to present any other matters for action at the annual meeting.  However, if any other matters should properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of Directors of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Joseph R. Dively
Chairman, President and Chief Executive Officer

Mattoon, Illinois
March 14, 2017

EXHIBIT A

FIRST MID-ILLINOIS BANCSHARES, INC. 2017 STOCK INCENTIVE PLAN

THIS DOCUMENT CONSTITUTES PART OF A SECTION 10(A) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

FIRST MID-ILLINOIS BANCSHARES, INC.
2017 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

First Mid-Illinois Bancshares, Inc. (the “Company”) hereby adopts the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”) as of February 28, 2017, subject to approval by Company stockholders at the Company’s annual meeting of stockholders to be held on April 26, 2017. The Plan is intended to provide a means whereby Directors, Employees and Consultants of the Company and its Subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and its Subsidiaries, thereby advancing the interests of the Company and its stockholders. Accordingly, Directors, Employees and Consultants may be provided the opportunity to acquire shares of common stock of the Company or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

2.	Definitions.
The following terms shall be defined as set forth below:
(a)“Award” shall mean any award granted under the Plan, including a Stock Option, a Stock Award, a Stock Unit or a Stock Appreciation Right.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Change in Control” shall mean:

(i)the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan or the First Mid-Illinois Bancshares, Inc. Dividend Reinvestment Plan;

(ii)the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

(iii)approval by stockholders of the Company of: (A) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or by any corporation which, immediately prior to such acquisition, is owner directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; and (y) in the case of an Award subject to Section 409A of the Code, in no event shall a Change in Control be deemed to have occurred if the event would not constitute a Change in Control as described in Treas. Reg. §1.409A-3(i)(5).
(d)“Code” shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(e)“Committee” shall mean the committee appointed by the Board in accordance with Section 3 hereof.

(f)“Company” shall mean First Mid-Illinois Bancshares, Inc., a Delaware corporation.

(g)“Consultant” shall mean a natural person who provides bona fide services to the Company or a Subsidiary and whose services are not in connection with a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(h)“Director” shall mean a director of the Company who is not an employee of the Company or a Subsidiary.

(i)“Employee” shall mean an employee of the Company or any Subsidiary.

(j)“Exchange Act” shall mean the Securities Exchange Act of 1934, and any amendments thereto.

(k)“Fair Market Value” shall mean, as of any date, the closing sales price of a Share on the NASDAQ Stock Market on such date, or if no trading occurs on such date, the trading day immediately preceding such date.

(l)“Incentive Stock Option” or “ISO” shall mean a stock option awarded under Section 5 of the Plan that satisfies the requirements of Code Section 422 or any successor provision.

(m)“Nonqualified Stock Option” or “NSO” shall mean a stock option awarded under Section 5 of the Plan that is not an Incentive Stock Option.

(n)“Participant” shall mean any Director or Employee of, or Consultant to, the Company or a Subsidiary who is selected to participate in the Plan.

(o)“Securities Act” shall mean the Securities Act of 1933, and any amendments thereto.

(p)“Share” shall mean a share of common stock, par value $4.00 per share, of the Company.

(q)“Stock Appreciation Right” or “SAR” shall mean a right awarded under Section 8 of the Plan to receive the appreciation in the Fair Market Value of a stated number of Shares.

(r)“Stock Award” shall mean a grant of Shares awarded under Section 6 of the Plan.

(s)“Stock Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(t)“Stock Unit Award” shall mean a right to receive Shares awarded under Section 7 of the Plan.
(u)“Subsidiary” shall mean an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

3.	Administration of the Plan.

(a)The Committee. The Plan shall be administered by a Committee consisting of the entire Board, or if the Board so delegates, by a sub-committee of the Board which shall be comprised of two or more directors who are “outside directors” (within the meaning of Code Section 162(m)) and “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The Committee shall have sole authority to:

(i)select the Directors, Employees and Consultants to whom Awards shall be granted under the Plan;

(ii)establish the timing, form, amount and conditions of each such Award and other limitations, restrictions, terms and conditions applicable to each such Award;

(iii)interpret the Plan; and

(iv)adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Committee in administering the Plan shall be final.
(b)Delegation. To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Employees and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.

(c)Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

(d)Performance Goals.

(i)The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Code Section 162(m).

(ii)Performance goals may be based on one or more business criteria, including but not limited to: earnings or earnings per share; return on equity; common stock price; return on investment; return on assets; tangible book value per share; net income; expense management; credit quality; revenue growth; or operating leverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claims, judgments or settlements and effects of changes in tax laws), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(iii)With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria described above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize Awards, as applicable, to the Participant for whom the targets were established.

(e)Award Agreements.

(i)Each Award under the Plan shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (A) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries; (B) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (C) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award in the event of the Participant’s noncompliance with the provisions of such Award Agreement or other agreement.

(ii)If the Participant shall fail to enter into any such Award Agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

4.	Shares Subject to the Plan.

(a)Total Number of Shares. The total number of Shares that may be issued under the Plan shall be 149,983 Shares. Any Shares that remain unissued at the termination or expiration of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. Such Shares may be either authorized but unissued Shares or treasury Shares, and shall be adjusted in accordance with the provisions of Section 4(d) of the Plan.

(b)Reuse of Shares.

(i)The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that may be issued under the Plan. Any Shares purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan.

(ii)If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if Shares are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the Shares subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of Shares that may be issued under the Plan.

(c)Shares Under Awards. Of the Shares authorized for issuance under the Plan:

(i)The maximum number of Shares as to which an Employee may receive Stock Options or SARs in any calendar year is 50,000, or in the event an SAR is settled for cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the SAR is settled.

(ii)The maximum number of Shares that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance based” in accordance with Code Section 162(m) that may be granted to any Employee in any calendar year is 50,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

(iii)The maximum number of Shares that may be subject to Incentive Stock Options is 149,983.

(d)Adjustment. In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of Shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (i) adjustment in the number and kind of Shares reserved for issuance under the Plan; (ii) adjustment in the number and kind of Shares covered by outstanding Awards; (iii) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (iv) adjustments to any of the Shares limitations set forth in Section 4(a) or 4(c) of the Plan; and (v) any other changes that the Committee determines to be equitable under the circumstances.

5.	Stock Options.

(a)Grants of Stock Options. Subject to the terms of the Plan, the Committee may grant Stock Options that constitute ISOs to Employees and NSOs to all Participants. Unless otherwise expressly provided at the time of grant, Stock Options granted under the Plan shall be NSOs.

(b)Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be subject to the terms and conditions established by the Committee as set forth in the related Stock Option Agreement, including the type of Stock Option granted, the number of Shares subject to the Stock Option, the exercise price, the vesting schedule, the terms for payment of the exercise price and any withholding taxes, and the expiration date; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the Shares subject to an unexercised Stock Option.

(c)Additional Terms and Conditions Applicable to All Stock Options. Each Stock Option shall be subject to the following terms and conditions:

(i)The exercise price of each Stock Option shall not be less than the Fair Market Value of a Share on the date the Stock Option is granted.

(ii)Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(iii)Except as provided below in (d), each Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock Option because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(iv)A Stock Option may be exercised only by giving written notice to the Company in accordance with procedures established by the Committee specifying the number of Shares to be purchased and any other information required by the Committee. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (A) in cash (including personal check), (B) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Stock Option to pay the exercise price, (C) by directing the Company to withhold a number of Shares otherwise issuable in connection with the Stock Option having a Fair Market Value equal to the exercise price, or (D) by delivering (either directly or through attestation) previously acquired Shares that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(d)Additional Terms and Conditions Applicable to Incentive Stock Options. In addition to the foregoing, each ISO shall be subject to the following terms and conditions:

(i)The exercise price of an ISO granted to an Employee who, at the time such ISO is granted, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of Shares (or its parent or subsidiaries as defined in Code Section 422(b)(6)) (hereinafter referred to as a “10% Stockholder”) shall not be less than 110% of the Fair Market Value of a Share on the date the ISO is granted.

(ii)No ISO granted to a 10% Stockholder may be exercised more than five years after the date of grant. No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

(iii)The aggregate Fair Market Value (determined at the time the ISO is granted) of Shares which first become exercisable during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. In the event that this limit is exceeded, so much of the ISO that does not exceed the limit shall be an ISO and the remainder shall be a NSO, but in all other respects the original terms and conditions of the Stock Option shall remain in full force and effect.

6.	Stock Awards.

(a)Grants. The Committee may grant Shares under the Plan to any Participant.

(b)Terms and Conditions of Grant.

(i) Each Stock Award shall be subject to the terms and conditions established by the Committee as set forth in the related Stock Award Agreement, including the number of Shares granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(ii)The restrictions to which the Shares awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)Stockholder Rights. Subject to the foregoing, and except as otherwise provided by the Committee, the Participant receiving a Stock Award shall have all other rights of a stockholder including, but not limited to, the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares; provided that the Committee shall accumulate and hold such dividends and other distributions and pay them to the Participant only upon, and to the extent of, the lapse of the restrictions to which the Award is subject. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

7.	Stock Unit Awards.

(a)Grants. The Committee may grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or occurrence of an event determined by the Committee, one Share or cash equal to the Fair Market Value of a Share on the date of such event, as determined by the Committee at the time of grant.

(b)Terms and Conditions of Grant.

(i)Each Stock Unit Award shall be subject to such terms and conditions established by the Committee as set forth in the related Stock Unit Award Agreement, including the number of Stock Units granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(ii)The restrictions to which the Shares awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)Stock Unit Holder Rights. Unless otherwise provided by the Committee, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. The Committee may provide that, until the Stock Units are settled in Shares or cash, the Participant shall be entitled to receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares; provided that the Committee shall to accumulate and hold such dividends or distributions and pay them to the Participant only upon, and to the extent of, the lapse of the restrictions to which the Award is subject. Such amount held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

8.	Stock Appreciation Rights.

(a)Grants. The Committee may grant SARs under the Plan to any Participant. Upon exercise, an SAR entitles the Participant to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. Cash shall be delivered in lieu of any fractional Shares.

(b)Terms and Conditions of Grant.

(i)Each SAR granted under the Plan shall be subject to the terms and conditions established by the Committee as set forth in the related SAR Agreement, including the number of Shares subject to the SAR, the exercise price, the vesting schedule, and the expiration date; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the Shares subject to an unexercised SAR.

(ii)An SAR may be granted independently of a Stock Option, or in tandem with or with reference to a related Stock Option granted prior to or at the same time as the grant of the SAR, in which event the Participant may elect to exercise the Stock Option or the SAR, but not both, as to the same Shares subject to the Stock Option and the SAR. The tandem SAR shall be exercisable only at such time as the Stock Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Stock Option. Upon the exercise of a tandem SAR, the unexercised Stock Option, or the portion thereof to which the exercised portion of the tandem SAR is related, shall expire. The exercise of any Stock Option shall cause the expiration of the tandem SAR related to such Stock Option, or portion thereof, that is exercised.

(c)Additional Terms and Conditions Applicable to All SARs. Each SAR shall be subject to the following terms and conditions:

(i)The exercise price of each SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted.

(ii)Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(iii)Each SAR that has not terminated earlier shall expire on the date 10 years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)Payment on Exercise. An SAR may be exercised only by giving written notice to the Company, in accordance with procedures established by the Committee, specifying the number of Shares to be purchased. Upon exercise of an SAR, the Participant shall be paid the excess of the then Fair Market Value of a Share on the date of such exercise over the exercise price of the SAR multiplied by the number of Shares with respect to which the SAR is being exercised. Such amount shall be paid in cash or in Shares having a Fair Market Value equal to such amount.

9.	Change in Control.

(a)In the event of a Change in Control, the Committee is authorized, and has sole discretion, as to any Award at the time such Award is granted hereunder or any time thereafter, to provide that (i) all outstanding Awards shall become fully vested and exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Awards shall be deemed satisfied at target level (or actual level, if higher).

(b)In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option or the mandatory exercise of any outstanding SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby multiplied by the number of Shares subject to the Stock Option or SAR; (ii) provide for the purchase of any outstanding Stock Award and/or Stock Unit for an amount of cash equal to the then Fair Market Value of the Shares, multiplied by the number of Shares subject to the Stock Award or Stock Unit; (iii) make such adjustment to any outstanding Award as the Committee deems appropriate to reflect the change in Control; or (iv) cause any outstanding Award to be assumed or continued by the acquiring or surviving corporation after the Change in Control. If any Award is assumed or continued after the Change in Control, the vesting provisions shall be continued, provided that the Committee may in the Award Agreement provide for accelerated vesting if the Participant’s employment terminates following the Change in Control.

10.	Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than: (a) by will or by the laws of descent and distribution; (b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or (c) as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime. In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

11.	Withholding of Tax.

In connection with any Award, and as a condition to the issuance or delivery of any Shares or cash amount to the Participant in connection therewith, the Committee may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or (d) by delivering (either directly or through attestation) previously acquired Shares that have an aggregate Fair Market Value equal to the amount required to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

12.	Stock Certificates.

Once a Participant becomes entitled to receive Shares in connection with an Award under the Plan, the Company shall either (a) issue, in the name of the Participant, stock certificates representing the total number of Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Shares are forfeited, resold to the Company, or the restrictions lapse, or (b) in lieu of issuing stock certificates, reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent. Each stock certificate issued, or each book-entry made, in respect of any Award subject to any restriction or forfeiture shall bear or be subject to the following legend:
The Shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions on transfer) contained in the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan and any related Award Agreement between the Company and the individual receiving the Shares. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of the Company.

13.	Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:
(a)to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; or

(c)to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

14.	Amendment or Termination of the Plan or Award Agreements.

(a)Plan. Except as described in Section 14(c) below, the Board may amend, suspend or terminate the Plan, or a portion thereof, at any time, but no amendment shall be made without approval of stockholders of the Company if such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant, without his or her consent, with respect to any outstanding Awards unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

(c)No Repricing of Stock Options or SARs. Notwithstanding the foregoing, and except as described in Section 4(d), there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose repricing includes a reduction in the exercise price of the Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards or any other consideration provided by the Company, but does not include any adjustments described in Section 4(d).

15.	Effective Date and Term of Plan.

(a)The Plan has been adopted by the Board, and is effective, as of February 28, 2017, subject to the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on April 26, 2017 and any adjournment or postponement thereof.

(b)In the event the Plan is not approved by stockholders of the Company at its 2017 annual meeting, (i) the Plan shall have no effect, and (ii) any Awards granted on or after February 28, 2017 shall be cancelled.

(c)Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date set forth in Section 15(a) above.

16.	Service.
A Participant shall be considered to be in the service of the Company or a Subsidiary as long as he or she remains a Director, Employee or Consultant of the Company or such Subsidiary. Nothing herein shall confer on any Participant that right to continued service with the Company or a Subsidiary or affect the right of the Company or such Subsidiary to terminate such service.

17.	Governing Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

First Mid-Illinois Bancshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2017.

Vote by Internet

- Go to **www.envisionreports.com/FMBH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, FOR Proposal 2, THREE YEARS for Proposal 3, and FOR for Proposal 4

1. Election of Directors:

Nominee	For	Withhold
01 - Steven L. Grissom	☐	☐
02 - Gary W. Melvin	☐	☐
03 - Mary J. Westerhold	☐	☐

Proposal	For	Against	Abstain
2. Say on Pay - An advisory vote on the approval of executive compensation	☐	☐	☐
4. To approve the adoption of the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Say When on Pay - An advisory vote on the approval of the frequency of stockholder advisory votes on executive compensation	☐	☐	☐	☐

5. In their discretion, on such other matters that may properly come before the meeting and any adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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